Exhibit 4.41
31 October 2005
SHARE SALE AGREEMENT relating to
T3 Communication Partners Pty Ltd ACN 099 374 580
(COMPANY)
between
Pacific Internet (Australia) Pty Ltd ACN 085 213 690
(PURCHASER)
and
Teide Pty Ltd ACN 109 149 484 (‘First Vendor’)
Cumberland Properties Pty Ltd ACN 000 126 125 (‘Second Vendor’)
Evogue Pty Ltd ACN 088 848 739 (‘Third Vendor’)
Jason Cynthia Pty Ltd ACN 105 702 903 (‘Fourth Vendor’).
(VENDORS)
and
Carlos Miguel Perez Sotomayor and Claudio Tropea (GUARANTORS)
and
Frank Bradicich
(RESTRAINED PARTY)

CONTENTS

1. Purpose of Deed	5

2. The parties	5

3. Background	5

4. Conditions precedent	6

5. Sale and purchase	6

6. Purchase price	6

7. Payment of Purchase Price	7

8. Pre-payment of Earn Out	7

9. Earn Out Instalment	7

10. Financial reporting	8

11. Financial standards	8

12. Escrow	9

13. Integration	10

14. Agents and resellers	10

15. Novated Leases	11

16. Property Leases	11

17. Employees of the Company	11

18. Completion of the transfer of the Shares	11

19. Dispute resolution and appointment of Expert	13

20. Goods and services tax	14

21. Warranties	14

22. Limitation of liability for Claims	15

23. Payment of Claims	15

24. Conduct of claims	17

25. Restrictions on Vendors and Guarantors	18

26. Confidentiality and announcements	19

27. Further assurance	21

28. Assignment	21

29. Whole agreement	21

30. Variation and waiver	21

31. Costs	22

32. Notices	22

33. Acknowledgments	23

34. Interest on payments	23

35. Counterparts	24

36. Severance	24

37. Agreement survives completion	24

38. Third party rights	24

39. Governing law and jurisdiction	24

40. Interpretation	24

Schedule 2 - Statement of Financial Position Acquired	32

Schedule 3 - Warranties	33

1. Power to sell the Company	33

2. Shares in the Company	33

3. Constitutional and Corporate Documents	34

4. Accounts	34

5. Solvency	34

6. Business	35

7. Assets	36

8. Property Lease	36

9. Contracts	36

10. Intellectual Property Rights	37

11. Official Investigations	38

12. Litigation	38

13. Insurance	38

14. Personnel	39

15. Superannuation	39

16. Industrial Relations	40

17. Taxation	40

18. Trusts	40

Schedule 4 - Intellectual Property Rights	41

Schedule 5 - Particulars of Properties	42

Schedule 6 - Disclosure Schedule	43

1. General	43

2. General disclosures	43

3. Specific Disclosures	43

Schedule 7 - Due Diligence Material	46

Schedule 9 - Accounts	48

Schedule 11 - Employees of the Company and salary packages	50

Schedule 12 - Material Contracts	51

1.	Purpose of Deed
     This document is a sale of shares agreement made by way of deed.
2.	The parties
     The parties to this Deed are:
2.1.	The Purchaser:

Pacific Internet (Australia) Pty Ltd ACN 085 213 690 of Level 1, 1 Southbank Blvd, Southbank 3006 (‘Purchaser’); and

2.2.	The Vendors:
2.2.1.	Teide Pty Ltd ACN 109 149 484 of Suite 601A, 97 Pacific Hwy, North Sydney 2060 (‘First Vendor’);

2.2.2.	Cumberland Properties Pty Ltd ACN 000 126 125 of Level 16, 309 Kent Street, Sydney 2000 (‘Second Vendor’);

2.2.3.	Evogue Pty Ltd ACN 088 848 739 of Level 1, 22 Atchison Street, St Leonards 2065 (‘Third Vendor’);

2.2.4.	Jason Cynthia Pty Ltd ACN 105 702 903 of Unit 3, 198 Pacific Hwy, Lindfield 2070 (‘Fourth Vendor’); and
2.3.	The Guarantors:
2.3.1.	Claudio Tropea of 4 Sherwin Street, Henley 2111 (‘Tropea’); and

2.3.2.	Carlos Miguel Perez Sotomayor of 14A Hopetoun Avenue, Mosman 2088 (‘Perez’).
2.4.	The Restrained Party:
2.4.1.	Frank Bradicich of Unit 3,198 Pacific Highway, Lindfield NSW 2070
3.	Background
3.1.	The issued capital of the Company is composed of 10 F Class Shares and 22107 Ordinary Shares.

3.2.	The Company has 3 wholly owned subsidiaries, T3 Communications Pty Ltd ACN 099 127 536, T3 Rewards Pty Ltd ACN 103 226 946, and T3 Technology Solutions Pty Ltd ACN 099 404 654.

3.3.	The First Vendor is the legal owner of 10 fully paid F Class Shares, and 6803 Ordinary Shares in the Company.

3.4.	The Second Vendor is the legal and beneficial owner of 4250 Ordinary Shares in the Company.

3.5.	The Third Vendor is the legal and beneficial owner of 10001 Ordinary Shares in the Company.

3.6.	The Fourth Vendor is the legal and beneficial owner of 1053 Ordinary Shares in the Company.

3.7.	The Purchaser has agreed to buy the Shares on the terms of this agreement.

3.8.	The Vendors have agreed to sell the Shares to the Purchaser on the terms of this agreement.

3.9.	The Guarantors are Directors of the Company.

3.10.	Perez controls or exercises substantial control over the First Vendor.

3.11.	Tropea controls or exercises substantial control over the Third Vendor.
4.	Conditions precedent
4.1.	Completion of this agreement is conditional upon each of the following being fulfilled or waived (by the Purchaser) by 31 October 2005:
4.1.1.	the Purchaser (and it’s parent Pacific Internet Limited) conducting, completing and being satisfied with financial, legal, technical and customer due diligence of the Company;

4.1.2.	where a Contract with a supplier allows that supplier to terminate the relevant Contract on the occurrence of a change in Control of the Company, the Purchaser obtaining the written approval of the relevant supplier to the change in Control, and their continued willingness to provide the Company with the same or similar products and services on terms which are no less favourable than currently exist;

4.1.3.	the due diligence confirming that the composition of the Statement of Financial Position Acquired is substantially the same.
5.	Sale and purchase

The Vendors must sell, and Purchaser must buy, the Shares on the terms of this agreement.

6.	Purchase price
6.1.	The purchase price for the Shares is the aggregate of the Initial Instalment and the Earn Out Instalment, and must be paid in accordance with this agreement (‘Purchase Price’).

6.2.	All payments in respect of the Purchase Price shall be made to the client trust account of the Vendors’ solicitors at Nova Legal & Advisory Trust Account ANZ Bank, Pitt Street, Sydney (BSB 012 003 Account 107461229) in immediately available funds. Payment of the Purchase Price to the Vendors Solicitors in accordance with this clause 6.2 shall satisfy the Purchaser’s obligations to pay the Purchase Price to all of the Vendors.

7.	Payment of Purchase Price
7.1.	The Initial Instalment must be paid to the Vendors in two components:
7.1.1.	the first payment, on Completion; and

7.1.2.	the second payment, 3 business days after the Purchaser approves in writing, the Financial Report for the 3 months ended 30 September 2005 in accordance with clause 10.
7.2.	The first payment of the Initial Instalment will be $2,850,000.

7.3.	The second payment will be calculated in accordance with clause 7.4.

7.4.	The notional second payment of $150,000 will be adjusted as follows:
7.4.1.	if the Net Assets in the Financial Reports (for the period end 30 September 2005) is equal to or exceeds $651,000 then the notional second payment of $150,000 will be increased by the amount which exceeds $651,000; –then this figure will become the second payment amount; or

7.4.2.	if the Net Assets in the Financial Reports (for the period end 30 September 2005) is less than $651,000 then the notional second payment of $150,000 will be reduced by the difference between $651,000 and the Net Assets; –then this figure will become the second payment amount.
7.5.	The Purchaser must pay the Earn Out Instalment in accordance with clauses 8 and 9.

7.6.	The Vendors must prepare (or procure that the Company prepares) the Financial Reports referred to in this clause 7.
8.	Pre-payment of Earn Out
8.1.	Subject to clause 8.2, the Purchaser must pay the Vendors the sum of $1,000,000 (in pre-payment of the Earn Out Instalment) if at the end of any month during the Earn Out Period the EBIT is equal to or greater than $750,000.

8.2.	The EBIT in clause 8.1 is to be determined with reference to a Financial Report for the relevant month (prepared under clause 8.4) which is reviewed and approved in accordance with clause 10.

8.3.	The payment in clause 8.1 is to be made within 3 business days of the approval in clause 8.2.

8.4.	The Purchaser and the Directors must procure that the Company prepares Financial Reports for the period from the Effective Date to the end of every month during the Earn Out Period.
9.	Earn Out Instalment
9.1.	Subject to clause 9.2, the Earn Out Instalment is calculated as follows:
9.1.1.	if the EBIT for the earn out period is less than or equal to $500,000, then the earn out Instalment will be zero; but

9.1.2.	if the EBIT for the earn out period exceeds $500,000, then the earn out Instalment will be a sum equal to 4 times the EBIT that exceeds $500,000[1] but capped at a sum of no more than $2,000,000.
9.2.	The amount payable in respect of the Earn Out Instalment at the end of the Earn Out Period is reduced by any pre-payment under clause 8.

9.3.	The Purchaser will pay the Earn Out Instalment (if any) to the Vendors within 3 Business Days of the approval of the Financial Reports (in this clause 9) in accordance with clause 10.

9.4.	Where the Earn Out Instalment is determined to be zero, then the Purchaser will be deemed to have paid the Purchase Price in full.

9.5.	The Purchaser and the Directors must procure that the Company prepares Financial Reports up to the end of the Earn Out Period.
10.	Financial reporting
10.1.	Where the Purchaser receives any Financial Report in connection with any of clauses 7, 8, or 9 it shall have 25 days from the date of receipt of the relevant Financial Report to review and assess them (“the Review Period”).

10.2.	If the Purchaser believes that the Financial Reports referred to in clause 10.1 are incorrect it must notify the Vendors in writing on or before the expiry of the relevant Review Period, providing details of where the Purchaser believes the Financial Reports are not correct. If the parties do not agree to the terms of the Financial Reports within 5 business days of receipt of written notification from the Purchaser, the parties must comply with the dispute resolution procedure for Financial Reports in clause 19.

10.3.	If the Purchaser does not notify the Vendors that it believes the Financial Reports referred to in clause 10.1 are incorrect on or before the expiry of the relevant Review Period, then the Purchaser is deemed to have accepted them as correct.

10.4.	For the purpose of this clause 10, receipt is determined by reference to clause 32.

10.5.	The Purchaser must prepare the Financial Reports required under clauses 8 and 9, as soon as practicable after the end of the relevant period of the Financial Report.
11.	Financial standards
11.1.	All Financial Reports must be prepared:
11.1.1.	in accordance with all relevant legislative requirements; and

11.1.2.	in accordance with the then current Australian Accounting Standards.

[1]	For example, if the EBIT is $600,000, then the earn out installment will be $400,000.

11.2.	Subject to clause 11.1, the Financial Reports must be prepared in a manner which is consistent with the basis used to prepare the preceding (the current financial year) three financial years Financial Reports.

11.3.	In addition to the obligations set out in clause 11.1 and 11.2, the Vendors must ensure that they maintain adequate accounting records and internal controls that are designed to prevent and detect fraud or error, and for accounting policies and accounting estimates inherent in the financial or management report up to Completion, and the Purchasers must do the same after Completion.

11.4.	The Purchaser may examine (and the Vendors must facilitate) and review all accounting records, books and documents which relate to any Financial Report as is reasonably necessary to verify compliance with this clause 11 or any other part of this agreement.
12.	Escrow
12.1.	On or before Completion, the Purchaser must pay or procure its Related Entities to pay the security deposit of $2,000,000 (“the Security Deposit”) into the Escrow Account in accordance with this clause 12.

12.2.	The Purchaser must procure that the Stakeholder provides written confirmation addressed to the Vendors and the Purchaser that it is holding the Security Deposit on the terms of this agreement and will release the Security Deposit (or parts of it) in accordance with this clause 12.

12.3.	The Security Deposit is intended to secure performance of the Purchaser’s obligations for payment of the Purchase Price and is payable in accordance with this clause 12,

12.4.	The Stakeholder must invest the Security Deposit on Completion in an interest bearing controlled monies account styled ‘Escrow Account — sale’ (or another style the parties reasonably agree) in the name of the Vendors and the Purchaser (“the Escrow Account”).

12.5.	The Purchaser (or its nominee) is solely entitled to the interest earned from the security deposit (and may draw down on the interest only, at any time), but must pay all bank fees and charges incurred.

12.6.	The reasonable costs of the Stakeholder in administering the security deposit under the terms of this agreement will be borne by the Purchaser.

12.7.	The Purchaser and the Vendors acknowledge that the Stakeholder will make payments from the Security Deposit strictly in accordance with the terms of this clause 12, and is not required to verify the validity and amounts of those payments and is not liable to either the Purchaser or the Vendors in respect of those payments where the Stakeholder has acted within the terms of this clause.

12.8.	The Purchaser and the Vendors indemnify the Stakeholder against any losses, costs or expenses of the Stakeholder arising from any payment made from the Security Deposit in accordance with the provisions of this clause 12. The Purchaser and the Vendors irrevocably instruct and authorize the Stakeholder to make the payments from the Security Deposit prescribed by or required under this clause 12.

12.9.	The Stakeholder must pay the following parts of the Security Deposit in the following circumstances only:
12.9.1.	$1,000,000 to the Vendors in respect of pre-payment of the Earn Out Instalment on the date specified in clause 8;

12.9.2.	the Earn Out Instalment less any amounts paid under clause 8 to the Vendors in accordance with clause 9; and

12.9.3.	once the Purchase Price has been paid in full and only after resolution of any dispute in relation to the amount of the Earn Out Instalment in accordance with clause 19, any balance of the Security Deposit may be paid to the Purchaser.
13.	Integration
13.1.	The Purchaser intends to allow the Key Personnel to continue to manage and operate the Business in substantially the same manner in which it is managed and operated as at the date of this agreement, provided that the Key Personnel continue to meet the key performance indicators set out, in relation to Perez, in his contract of employment and, in relation to Frank Bradicich, in the consultancy agreement which relates to him.

13.2.	In order to facilitate the effective and efficient operation of the Company by the key personnel, the Purchaser will:
13.2.1.	with respect to the subject matter of this clause 13, at all times act in good faith

13.2.2.	provide the key personnel with access to the Managing Director of the Purchaser on reasonable notice, and where he is not available, then a senior member of the Purchaser’s management team; and

13.2.3.	distribute monthly Financial Reports of the Company to the Guarantors who must immediately provide them to the Vendors.
13.3.	The Purchaser will provide the Company with access to its data products (excluding voice products) subject to wholesale supply arrangements on terms no less favourable than it provides to other wholesale customers.
14.	Agents and resellers
14.1.	The Vendors are responsible for and will indemnify the Purchaser against all actual or contingent liabilities with respect to agents, dealers and resellers, which exist as at the Effective Date and which have not been included (and accounted for) in the Financial Reports for the period ended 30 September 2005.

14.2.	For the purpose of this agreement all agents, dealers and resellers are deemed to be material suppliers (and their agreements with the Company material contracts).

15.	Novated Leases
15.1.	For the purposes of this clause the novated lease is the lease for the following motor vehicle Lexus RX330, NSW registration ARX 83W.

A copy of which is contained in Schedule 7.
16.	Property Leases
16.1.	This agreement is subject to the landlord (under the lease agreements detailed in Schedule 5) of Suite 601A and 601B, Level 6, 97 Pacific Hwy, North Sydney 2060 consenting to the change in control of the Company by Completion.

16.2.	If the landlord does not consent to the change of control on or before Completion then this agreement is voidable at the option of the Purchaser.

16.3.	This clause 16 enures solely for the benefit of the Purchaser.
17.	Employees of the Company
17.1.	Subject to any other rights or obligations under this agreement, the employment of all employees of the Company identified in Schedule 11 will continue on the current terms and conditions, provided they comply with the law.

17.2.	In consideration for the key personnel being a party to this agreement, the Purchaser will enter into the contracts of employment or contractor agreements with them.
18.	Completion of the transfer of the Shares
18.1.	Completion will take place on 31 October 2005 at the offices of the Vendors solicitors Company or at any such other place or time that the parties may mutually agree.

18.2.	The Purchaser is not obligated to complete this agreement unless the Vendors transfer the Shares to the Purchaser at Completion and:
18.2.1.	if the Vendors fail to transfer all of their Shares, then this agreement is voidable at the option of the Purchaser; and

18.2.2.	clause 18.2.1 solely enures for the benefit of the Purchaser.
18.3.	At Completion the Vendors must:
18.3.1.	transfer the Shares in such form as is necessary for the Purchaser to establish legal and beneficial ownership in accordance with the laws of the State of New South Wales and under the Corporations Act 2001;

18.3.2.	deliver to the Purchaser the common seal (if any), seal register (if any), certificate of incorporation or registration, asset register, corporate register, minutes of meetings, all other registers, tax returns, business papers and files, Financial Reports (for all periods from the incorporation of the Company to the Effective Date), budgets and all books of accounts, ledgers, records, documents and other business papers of any kind of the Company;

18.3.3.	deliver to the Purchaser all keys (and other access devices) to business premises used by the Company not already within the control of Purchaser;

18.3.4.	deliver to the Purchaser written and duly executed resignations with effect from the Completion of all Directors and Company Secretaries or auditor of the Company.

18.3.5.	deliver to the Purchaser all cheque books of the Company;

18.3.6.	deliver to the Purchaser all other documents identified in the Completion Agenda as documents to be delivered by the Vendors at Completion; and

18.3.7.	procure that a meeting of the Directors of the Company (and of each of the Subsidiaries) is held at which the following business is conducted:
18.3.7.1.	the persons nominated by the Purchaser to be officers of the Company are appointed in accordance with such nominations;

18.3.7.2.	the resignation of those officers nominated by the Purchaser are tabled and accepted; and

18.3.7.3.	all such additional business identified for that meeting in the Completion Agenda is conducted;
18.4.	At Completion the Purchaser must:
18.4.1.	deliver all documents identified in the Completion Agenda as documents to be delivered by Purchaser at Completion;

18.4.2.	pay the first payment of the Initial Instalment in accordance with clauses 6 and 7; and

18.4.3.	pay the Security Deposit in to the Escrow Account in accordance with clause 12
18.5.	For the avoidance of any doubt, the Vendors may deliver items referred to in clause 18.3 by leaving those items at the Company’s principal place of business or such other place, as the parties may agree.

18.6.	On Completion, the beneficial ownership of and risk in the Shares will pass to Purchaser with immediate effect.

18.7.	The requirements of clauses 18.3 and 18.4 are interdependent and no delivery or payment will be deemed to be made until all deliveries and payments have been made. All actions at Completion will be deemed to take place simultaneously.

18.8.	Prior to Completion the Vendors and the Guarantors will each release the Company including its subsidiaries (or procure the release of the Company and subsidiaries) from all loans (including interest), royalties and any other sums owed by the Company to the Vendors or their associates or related entities.

18.9.	The Vendors and the Guarantors must ensure that the internal debts released in accordance with clause 18.8 and any debts forgiven and released are written off in all Financial Reports prior to Completion, and must provide a letter (to the Purchaser at Completion) addressed to the Purchaser from each Vendors confirming the matters in clause 18.8.
19.	Dispute resolution and appointment of Expert
19.1.	In the event of any disagreement or dispute notified by the Purchaser to the Vendors (or by the Vendors to the Purchaser) in relation to:
19.1.1.	the amount of the second payment of the Initial Instalment;

19.1.2.	the obligation of the Purchaser to make a pre-payment of the Earn Out Instalment in accordance with clause 8; or

19.1.3.	the amount of the Earn Out Instalment,
the parties shall negotiate in good faith in order to resolve the disagreement or dispute.
19.2.	If the parties cannot resolve a disagreement or dispute within 7 days of the relevant disagreement or dispute being notified, the parties must use reasonable endeavours to promptly agree on the appointment of an independent Expert.

19.3.	If the parties are unable to agree on the appointment of an Expert within 7 days of either party suggesting a person to the other, the Expert will be an independent accountant nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants.

19.4.	The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of 21 days of the matter being referred to the Expert.

19.5.	The parties are entitled to make submissions to the Expert and will provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

19.6.	The Vendors and Purchaser must supply each other with all information and give each other access to all documentation and personnel as is, in all cases, reasonably required to make a submission under this clause.

19.7.	The Expert acts as an expert and not as an arbitrator and the Expert’s written decision on the matters referred is, save for manifest error, final and binding.

19.8.	The costs of any reference to an Expert are to be borne as to 50 per cent by the Vendors (in proportion to their Relevant Proportions) and as to 50 per cent by the Purchaser.

20.	Goods and services tax
20.1.	In this clause, references to the terms “supply of a going concern”, “taxable supply”, “consideration”, “value” and “registered” have the same meaning as those expressions in the GST Act.

20.2.	If the Vendors become liable to pay any GST in relation to any supply made under this agreement, then the Purchaser must pay to the Vendors an additional amount equal to the GST payable on or for the supply. The Vendors must deliver to the Purchaser a valid tax invoice in respect of the supply at the time of payment. Payment of the additional amount will be made at the same time as payment for the supply as otherwise required to be made in connection with this agreement.

20.3.	To the extent that the Vendors make a taxable supply in connection with this agreement, except where express provision is made to the contrary, and subject to this clause 20, the consideration payable by the Purchaser under this agreement represents the value of the taxable supply for which payment is to be made.

20.4.	If the Vendors make a taxable supply in connection with this agreement for a consideration which, under clause 20 represents its value, then the Purchaser being liable to pay for the taxable supply must also pay, at the same time and in the same manner as the value is otherwise payable, the amount of any GST payable in respect of the taxable supply.

20.5.	A party’s right to payment under clause 20 is subject to a valid tax invoice being delivered to the party liable to pay for the taxable supply.
21.	Warranties
21.1.	The Purchaser enters into this agreement on the basis of, and in reliance on, the Warranties and the due diligence which it has conducted on the Company and the Business. The Purchaser acknowledges that:
21.1.1.	the Warranties are the only warranties given by the Vendors in relation to the Transaction and are the only warranties required by the Purchaser;

21.1.2.	all other warranties, representations, undertakings, promises or assurances in each case whether express or implied, in writing or oral, are excluded to the fullest extent permitted by law; and

21.1.3.	no warranty or representation, express or implied, is given in relation to any information or expression of intention or expectation nor any forecast, budget, or projection contained in or referred to in the Due Diligence Material;

21.1.4.	except as provided by law, it shall have no right or remedy in respect of any warranty, representation, undertaking, promise or assurance (made by any person whether of not a party to this agreement) which is not included within the Warranties).
21.2.	Subject only to clauses 22 and 23, the Vendors give the Warranties in favour of the Purchaser severally and in their Relevant Proportions only as at the date of this agreement. Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty. Each of the Disclosures is to be construed independently of the others and is not limited by reference to any individual Warranty or Disclosure.

21.3.	The Vendors and the Guarantors acknowledge that the Purchaser has relied on the Warranties in entering into this agreement.

21.4.	The Warranties provided under this agreement are valid for a period of 4 years from Completion except for:
21.4.1.	tax warranties, which continue for a period of 5 years from Completion; and

21.4.2.	corporate warranties, which continue for a period of 7 years from Completion.
The Purchaser may not make any claim for breach of a Warranty after the expiry of the periods referred to above.
21.5.	For the purposes of this agreement:
21.5.1.	warranties in clauses 4, 6.1,11, 15 and 17 in schedule 3, are tax warranties; and

21.5.2.	warranties in clauses 1, 2, 3, 5, and 11 in schedule 3, are corporate warranties.
22.	Limitation of liability for Claims
22.1.	The liability of the Vendors under this agreement is capped in each case at the aggregate amounts equal to the following percentages of the Purchase Price:
22.1.1.	First Vendor 30.77%;

22.1.2.	Second Vendor 19.23%;

22.1.3.	Third Vendor 45.24%;

22.1.4.	Fourth Vendor 4.76%;
(“Relevant Proportions”). The Vendors obligations under clause 21 are limited to repayment of the actual amount received by them in respect of the Purchase Price.
23.	Payment of Claims
23.1.	‘Entitlement’ means an amount that the Purchaser is entitled to recover pursuant to a judgment, settlement, agreement or award in respect of a Claim.

23.2.	Subject to clause 22, the Purchaser may recover an Entitlement:
23.2.1.	immediately, from each Vendor up to the amount that that Vendor has actually received from the Purchaser on account of the Purchase Price; and

23.2.2.	if that is not sufficient to satisfy the Entitlement — by keeping amounts that later fall due for payment on account of the Purchase Price.
23.3.	The Guarantors, jointly and severally, guarantee payment by the Vendors of all sums due or that become due under clause 21. The liability of the Guarantors under this clause is capped at an aggregate amount equal to 75% of the Purchase Price. The Guarantors obligations under this clause are limited to repayment of the amounts received by both the First Vendor and the Third Vendor in accordance with clause 22.

23.4.	The liability of the Vendors in respect of any Claim for breach of a Warranty is reduced to the extent that:
23.4.1.	the fact, matter or circumstance giving rise to the Claim has been disclosed in the Disclosure Schedule;

23.4.2.	a reserve in respect of the liability which is the subject of the Claim is made in the Accounts; or

23.4.3.	the amount of any Claim in respect of the breach is less than $10,000;

23.4.4	the Claim has arisen directly as a result of or in consequence of any voluntary act, omission, transaction or arrangement by the Purchaser after the date of this agreement or

23.4.5.	the liability is contingent only, unless and until such liability becomes an actual liability and becomes due and payable;

23.4.6.	the Claim is a result of or in respect of, or where the Claim arises from any increase in the rate of Taxation liable to be paid or any imposition of Taxation not in effect at the date of this agreement; or

23.4.7.	the Purchaser has not complied with clause 24;

23.4.8.	the Claim occurs or is increased as a result of legislation not in force or in effect at the date of this agreement;

23.4.9.	the Purchaser is aware of any fact, matter or thing that it should reasonably know constitutes, or would be reasonably expected with the lapse of time to constitute, a breach of that Warranty.
23.5.	Despite anything to the contrary:
23.5.1.	the limitation of liability in clauses 22 and 23.3 do not apply to a party with respect to a claim under the Warranties which arises or is increased as a result of an act of fraud by the relevant party;

23.5.2.	any payment made in respect of a Claim for breach of the Warranties shall be deemed to be a reduction of the Purchase Price;

23.5.3.	the Guarantors liability in clause 23.3 is joint and several; and

23.5.4.	the Vendors liability in clause 22 is several only (in their Relevant Proportions) and not joint and several.

23.6.	In no circumstances is the Purchaser liable for any indirect, secondary or consequential loss or loss of income that anyone may suffer.
24.	Conduct of claims
24.1.	If the Purchaser becomes aware of anything which is or may be reasonably likely to give rise to a Claim under the Warranties it must notify the Vendors in writing, within 10 Business Days after it has first come to the Purchaser’s attention (‘a Claim Notice’), setting out the act, matter or thing relied on as giving rise to the Claim, the Warranty the subject of the Claim and all relevant details of the Claim in so far as they are available to the Purchaser.

24.2.	If a Claim Notice relates to an actual or threatened Claim from a third party (a “Third Party Claim”), the Purchaser may take such actions as the Purchaser may decide about the Third Party Claim, including the right to negotiate, defend and/or settle the Third Party Claim and to recover costs incurred as a consequence of the Third Party Claim from any person if:
24.2.1.	the Purchaser at reasonable and regular intervals provides the Vendors with written reports concerning the conduct, negotiation, control, defence and/or settlement of the Third Party Claim, and must not settle (subject to clause 24.3) the Third Party Claim without the prior approval of the Vendors in accordance with clause 24.3;

24.2.2.	the Purchaser consults with the Purchaser on all issues and matters of material significance in relation to the conduct, negotiation and settlement of the Third Party Claim; and
24.3.	A request by the Purchaser for the Vendors’ approval to settle a Third Party Claim pursuant to clause 24.2.1 must be made in writing and contain in reasonable detail the terms of the proposed settlement. The Vendors must respond to a request for approval within 14 days of receipt of the request (as determined in accordance with clause 32) and must not unreasonably withhold its approval. If the Vendors, acting reasonably, do not approve the proposed terms of settlement of the Third Party Claim within the 14 day approval period, the Vendors and the Purchaser must use their best endeavours to agree terms on which the Vendors’ approve settlement of the Third Party Claim.

24.4.	The Purchaser must itself take and, to the extent reasonably practicable having regard to its contractual obligations with the Vendors (whether under this agreement or otherwise), must procure from Completion that the Company takes all reasonable steps to mitigate any loss which arises due to a breach by the Vendors of any provision of this Agreement including any breach of Warranty.

24.5.	If any payment in respect of a Claim under the Warranties is made to the Purchaser by or on behalf of the Vendors and after the payment is made the Purchaser or the Company receives any benefit or credit in relation to the subject matter of the Claim (including payment under any insurance policy), then the Purchaser:
24.5.1.	must immediately notify the Vendors of the benefit or credit; and

24.5.2.	pay to the Vendors an amount equal to the amount (net of expenses and Taxation) of the benefit or credit received by the Purchaser or the Company (as the case may be).
25.	Restrictions on Vendors and Guarantors
25.1.	For the purposes of this clause 25, Restraint Period means:
25.1.1.	24 months after Completion;

25.1.2.	18 months after Completion;

25.1.3.	12 months after Completion; and

25.1.4.	9 months after Completion.
25.2.	The Vendors and the Guarantors may not (either individually or together) during the Restraint Period, in any geographic areas (within Australia) in which any business of the Company was carried on at the date of Completion, carry on or be employed, engaged, assist, or be interested in any business which would be in competition with any part of the business of the Company as the business was carried on at Completion other than in their capacity as employees of the Company.

25.3.	The Vendors and the Guarantors may not during the Restraint Period, deal with consult to, or seek the custom of any person (with a view to promoting or selling products and or services which are the same or similar or substitutable to those of the Company) that is at Completion, or that has been at any time during the period of 12 months immediately preceding that date, a client or customer or a prospective client or customer of the Company.

25.4.	The Vendors and the Guarantors may not at any time during the Restraint Period or at anytime before:
25.4.1.	offer employment to, enter into a contract for the services of, or attempt to entice away from the Company, any individual who is at the time of the offer or attempt, and was at Completion, an employee holding an executive or managerial position with the Company or is one of the key personnel; or

25.4.2.	procure or facilitate the making of any such offer (in clause 25.4.1) or attempt by any other person.
25.5.	The Vendors and the Guarantors may not, at any time after Completion, use in the course of any business:
25.5.1.	the words:
25.5.1.1.	T3;

25.5.1.2.	T3 Communications Partners;

25.5.1.3.	T3 Technology Solutions;

25.5.1.4.	T3 Rewards; and

25.5.1.5.	T3 Communications.

25.5.2.	any trade or service mark, business or domain name, design or logo which, at Completion, was or had been used by the Company or any of its Related Entities;

25.5.3.	any of the Company’s intellectual property rights; or
anything which is, in the reasonable opinion of Purchaser, capable of confusion with such words, mark, name, design or logo.
25.6.	Nothing in clause 25.2 prevents the Vendors and the Guarantors from holding, for investment purposes only not more than 5% of any class of shares or securities of any company whose securities are traded on Australian Stock Exchange or any Prescribed Financial Market (as defined by the Corporations Act 2001) whether or not that company is in competition with the Company or any part of its business.

25.7.	Each of the covenants in this clause is considered fair and reasonable by the parties.

25.8.	The consideration for the undertakings contained in this clause is included in the Purchase Price.

25.9.	The Vendors and the Guarantors must not procure another party to do anything that the Vendors and Guarantors are prohibited from doing under this agreement.

25.10.	Where the Vendors or the Guarantors contravene clause 25.9, it is deemed to be a breach of the restraints in this clause 25 and of this agreement.

25.11.	The restrictions and covenants in this clause 25 are only applicable in the geographic area of Australia.

25.12.	The covenants in this clause 25 are in addition to and not instead of any additional obligation which may be contained in any contractors agreement or contract of employment either with the Purchaser or the Company.

25.13.	For the purpose of this clause 25, any reference to the Vendors includes the Restrained Party.
26.	Confidentiality and announcements
26.1.	Each party must keep confidential the existence of this agreement and all information about the other party’s Group (as the Group is immediately before Completion) and about the Company and use the information only for the purposes contemplated by this agreement. For the purposes of this agreement, “confidential information” includes any information of a party which the other party knows or should know is confidential to the other party, for as long as it remains confidential, or would have remained confidential except for a wrongful disclosure by the first party.

26.2.	None of the parties are required to keep confidential or to restrict their use of:
26.2.1.	Confidential Information that is or becomes public knowledge other than as a direct or indirect result of the Confidential Information being disclosed in breach of this agreement;

26.2.2.	Confidential Information that that is known to the relevant party before the date of this agreement and that is not under any obligation of confidence or secrecy

26.2.3.	information that the parties agree in writing is not Confidential Information; and

26.2.4.	Confidential Information that the relevant party finds out from an unconnected third party which is not disclosed by the third party in breach of any obligation of confidence or secrecy.
26.3.	The Purchaser does not have to keep confidential or restrict its use of confidential information:
26.3.1.	about the Company after Completion or before Completion where there is a legal requirement (including any rules of a stock exchange) for disclosure; or

26.3.2.	that is known to the Purchaser before the date of this agreement and that is not under any obligation of confidence.
26.4.	The parties may disclose confidential information:
26.4.1.	to such employees, professional advisers, consultants, or officers of its Group as are reasonably necessary to advise on this agreement, or to facilitate the Transaction, if the disclosing party procures that the people to whom the information is disclosed keep it confidential as if they were that party; or

26.4.2.	with the other parties’ written consent; or

26.4.3.	to the extent that the disclosure is required:
26.4.3.1.	by law or regulation; or

26.4.3.2.	by a regulatory or statutory authority; or

26.4.3.3.	to make any required filing with, or obtain any authorisation from, a regulatory body, or a tax authority; or

26.4.3.4.	under any arrangements in place under which negotiations relating to terms and conditions of employment are conducted; or

26.4.3.5.	to protect the disclosing party’s interest in any legal proceedings, but will use reasonable endeavours to consult the other party and to take into account any reasonable requests it may have in relation to the disclosure before making it.
26.5.	Each party must supply the other with any information about itself, its Group or this agreement as any other may reasonably require for the purposes of satisfying the requirements of a law or regulation, regulatory body or securities exchange to which the requiring party is subject.

26.6.	This clause 26 will continue to have effect following Completion.

26.7.	Despite anything to the contrary and following Completion, the Purchaser may disclose any confidential information concerning the Company, and this agreement as it deems appropriate except for the individual identity and payments made to the Vendors.
27.	Further assurance

Without prejudice to clause 18.6 (Vendors to give Purchaser title), each party will promptly execute and deliver all such documents, and do all such things, as the other party may (at its own cost) from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

28.	Assignment
28.1.	Except as agreed in writing by the parties, no person may assign, or grant any security interest over, any of its rights under this agreement or any document referred to in it.
29.	Whole agreement
29.1.	This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understanding or previous agreement between the parties or any members of the Groups to which the parties belong relating to the subject matter they cover.

29.2.	Each party acknowledges that in entering into this agreement, and any documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty of any person other than as expressly set out in this agreement or those documents.

29.3.	Nothing in this clause operates to limit or exclude any liability for fraud.
30.	Variation and waiver
30.1.	A variation of this agreement must be in writing and signed by or on behalf of all parties.

30.2.	A waiver of any right under this agreement is only effective if it is in writing and it applies only to the person to which the waiver is addressed and the circumstances for which it is given.

30.3.	A person that waives a right in relation to one person, or takes or fails to take any action against that person, does not affect its rights against any other person.

30.4.	Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

31.	Costs
31.1.	Unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, will be borne by the party that incurred the costs.

31.2.	The Purchaser agrees and acknowledges that certain expenses connected with the preparation of the Disclosure Schedule have been borne by the Company. The Vendors confirm that the provision of such financial assistance has not materially prejudiced the Vendors or the creditors of the Company.

31.3.	The Purchaser is responsible for the payment of any stamp duty that arises from its acquisition of shares under this agreement.
32.	Notices
32.1.	A notice given under this agreement must be:
32.1.1.	in writing in the English language;

32.1.2.	sent for the attention of the person, and to the address, or fax number, given in this clause (or such other address, fax number or person as the party may notify to the others, such notice to take effect 5 days from the notice being received); and

32.1.3.	delivered personally; or

32.1.4.	sent by fax; or

32.1.5.	sent by post, recorded delivery or registered post, or if the notice is to be served by post outside the country from which it is sent by registered airmail.
32.2.	The addresses for service of notice are:
32.2.1.	Purchaser

For the attention of: Mr Andrew Tyrrell, Finance Director, Pacific Internet (Australia) Pty Ltd

Address: Level 1, 1 Southbank Blvd, Southbank 3006

Fax: 03 9698 4833

Email: andrew tyrrell@pacific.net.au

And

Head of Group Legal / Company Secretary

Pacific Internet Ltd

Address: 89 Science Park Drive #02-05/06 The Rutherford Singapore 118261

Fax: +65 - 68725912

32.2.2.	Vendors

For the attention of: Carlos Perez

Address: Level 6, 97 Pacific Hwy, North Sydney 2060

Email: carlos.perez@t3.net.au

And

Claudio Tropea

Address: Level 6, 97 Pacific Hwy, North Sydney 2060

Email: ctropea@mbt.com.au
32.3.	A notice is deemed to have been received:
32.3.1.	if delivered personally, at the time of delivery;

32.3.2.	in the case of fax, at the time of transmission;

32.3.3.	in the case of post, recorded delivery or registered post, 48 hours from the date of posting;

32.3.4.	if deemed receipt under the previous paragraphs of this sub-clause is not within business hours (meaning 9 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business next starts in the place of receipt.
32.4.	To prove service it is sufficient to prove that the notice was transmitted by fax to the fax number of the party or, in the case of post, that the envelope containing the notice was properly addressed and posted.
33.	Acknowledgments
33.1.	The Purchaser acknowledges receipt of the Due Diligence Material.

33.2.	Despite anything to the contrary the receipt of the Due Diligence Material is not a disclosure against any of the warranties in this Deed.
34.	Interest on payments
34.1.	Where a sum is required to be paid under this agreement but is not paid on the date the parties agreed, the person due to pay the sum must also pay an amount equal to interest on that sum for the period beginning with that date and ending with the date the sum is paid.

34.2.	The rate of interest will be 2% per annum above the base lending rate for the time being of Australia & New Zealand Banking Group Limited; it will accrue on a daily basis and be compounded monthly.

34.3.	This clause is without prejudice to any claim for interest under the law.

35.	Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.
36.	Severance
36.1.	If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions will remain in force.

36.2.	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision will apply with whatever modification is necessary to give effect to the commercial intention of the parties.
37.	Agreement survives completion

This agreement including the warranties (other than obligations that have already been fully performed) remains in full force after Completion.
38.	Third party rights
38.1.	Subject to the following sub-clause, this agreement and the documents referred to in it are made for the benefit of the parties to them and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

38.2.	The rights of the parties to terminate, rescind, or agree to any amendment, variation, waiver or settlement under, this agreement is not subject to the consent of any person that is not a party to the agreement.
39.	Governing law and jurisdiction
39.1.	This agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the law of the State of Victoria, Australia.

39.2.	The parties irrevocably agree that the courts of the State of Victoria, Australia have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.
40.	Interpretation
40.1.	Dictionary

Accounts	the Company’s Financial Reports contained in schedule 9 which relate to the financial year ending 30 June 2002, 30 June 2003, 30 June 2004 and 30 June 2005 and the period from 1 July 2005 to 30 September 2005

Accounts Date	30 September 2005

Business	the business conducted by the Company of selling voice and data transmission products and services as a Carriage Service Provider (as defined under the Telecommunications Act 1997)

Business Day	Monday to Friday excluding public holidays in the State of Victoria

Purchaser	is the party identified in clause 2.1

Claim	any claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this agreement

Completion	the Completion of the sale and purchase of the Shares in accordance with this agreement

Completion Agenda	a document in agreed form identifying the documents and other items to be delivered by Purchaser and Vendors at Completion and the business to be conducted at a meeting of the Company held at Completion.

Company	T3 Communication Partners Pty Ltd ACN 099 374 580 of which details are set out in Schedule 1.

Contracts	material contracts which the Company has with suppliers and customers and which are identified in Schedule 12

Control	has the meaning given to it in the Corporations Act 2001

Directors	the directors of the Company from time to time

Disclosure Schedule	Schedule 6 of this agreement.

Disclosures	The disclosures against and qualifications to the Warranties as set out in the Disclosure Schedule

Due Diligence Material	The information and documents provided to the Purchaser before the date of this agreement, a list of which appears in Schedule 7

Earn out Period	the 12 month period commencing on the Effective Date

Earn Out Instalment	The element of the Purchase Price to be calculated in accordance with clause 9

EBIT	earnings before interest and tax

Effective Date	1 October 2005, but if Completion:

(a) takes place after 31 October 2005 (but on or before 30 November 2005), the Effective Date becomes 1 November 2005; or

(b) takes place after 30 November 2005 (but on or before 15

December 2005), the Effective Date becomes 1 December 2005; and

(c) does not take place by 15 December 2005, then the parties must determine and agree on the Effective Date in good faith.

encumbrance	any mortgage, charge, lien, pledge, other security interest or encumbrance (other than liens arising in the ordinary course of business by operation of law and title retention in respect of stock-in-trade).

Escrow Account	as defined in clause 12.4

expert	an accountant agreed by the parties or nominated in accordance with clause 19.

Financial Report	a Statement of Financial Performance, Statement of Financial Position and Statement of Cash Flows for the period or date specified

GST Act	A New Tax System (Goods and Services Tax) Act 1999 (as amended);

Group	in relation to a corporation, that corporation, and any entity which is by virtue of Section 50 of the Corporations Act related to it or to its holding company. Unless the context otherwise requires, the application of the definition of Group to any company at any time will apply to the company as it is at that time.

Guarantors	the parties identified in clause 2.3

Initial Instalment	the payments calculated in accordance with clause 7

Intellectual Property Rights	means patents, utility models, copyright, trade marks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in designs, rights in computer software, database rights, topography rights, moral rights, rights in know-how (including trade secrets and confidential information) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for such rights, and all similar or equivalent rights or forms of protection in any part of the world, and includes rights to those items contained in Schedule 4.

interest rate	2% per annum above the base lending rate for the time being of Australia & New Zealand Banking Group Limited

internal debts	the liabilities identified in clause 18.8

Licensed Intellectual Property Rights	Intellectual Property Rights owned by third parties and used by the Company in connection with its Business under licence (express or implied)

Key Personnel	Carlos Miguel Perez Sotomayor and Frank Bradicich

Net Assets	As defined by Australian Accounting Standards

Property Lease	The lease of Suites 601A and 601B, Level 6, 97 Pacific Hwy, North Sydney NSW 2060 further details of which are set out at Schedule 5 to this Agreement

Purchaser	the party identified in clause 2.1

Purchase Price	as defined in clause 6

Purchaser’s Solicitors	Dibbs Abbott Stillman Lawyers, Level 4, 575 Bourke Street, Melbourne 3000 (Mr Erhan Karabardak)

Registered Intellectual Property Rights	Intellectual Property Rights owned by the Company and in relation to which the Company has been registered as the holder or proprietor with the appropriate authority

Purchaser	the party identified in clause 2.1

Related Entity	as defined by the Corporations Act 2001

Related Parties	in relation to a person, means that the person has a relationship with another person of the nature described in Section 228 of the Corporations Act

Relevant Proportions	As defined in clause 22

Restrained Party	the party identified in clause 2.4

Review Period	As defined at clause 10

Vendors	all of the parties identified in clause 2.2

Security Deposit	as defined in clause 12.1

Shares	the fully paid share capital (regardless of the class) of the Company as at that date of this agreement

Stakeholder	the Purchaser’s Solicitors who holds the Security Deposit in accordance with clause 12 of this agreement.

Statement of Cash Flows	as defined by Australian Accounting Standards

Statement of Financial Performance	as defined by Australian Accounting Standards

Statement of Financial Position	as defined by Australian Accounting Standards

Statement of Financial Position Acquired	as detailed in Schedule 2 (as at 31 May 2005)

Taxation	all forms of taxation including, in particular, any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person in any jurisdiction and any penalty, fine, surcharge, interest, charges or costs payable in connection with any such taxation.

Transaction	the transaction contemplated by this agreement or any part of that transaction.

40.2.	Clause and schedule headings do not affect the interpretation of this agreement.

40.3.	A person includes a corporate or unincorporated body.

40.4.	Words in the singular include the plural and in the plural include the singular.

40.5.	Any undertaking or agreement given by two or more parties is given by them jointly and severally, unless a contrary intention is stated.

40.6.	A reference to one gender includes a reference to the other gender.

40.7.	A reference to a law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

40.8.	Writing or written includes faxes but not e-mail.

40.9.	Documents expressed to be “in agreed form” are documents in the form agreed by the parties to this agreement and initialled by or on behalf of all of them for identification.

40.10.	References to monetary amounts are references to such monetary amounts expressed in the currency of the Commonwealth of Australia.

40.11.	Schedules to this Deed form part of it.

40.12.	References to a “party” or “parties” are references to a party or parties to this agreement.

40.13.	The headings in this agreement are for convenience only and shall not affect its interpretation.

40.14.	This agreement is executed as a Deed.

Execution
Executed as a deed

Signed sealed and delivered for and on behalf of Pacific Internet Pty Ltd ACN 085 213 690	Director	/s/ Dennis Muscat

Dennis Muscat

Director/Secretary

Signed sealed and delivered for and on behalf of Cumberland Properties Pty Ltd ACN 000 126 125	Director	/s/ Phil Arnold

Phil Arnold

	Director/Secretary	/s/ Mark Arnold

Mark Arnold

Signed sealed and delivered for and on behalf of Evogue Pty Ltd ACN 088 848 739	Director	/s/ Claudio Tropea

Claudio Tropea

/s/ Kristy Ranken	Director/Secretary	/s/ Claudio Tropea

KRISTY RANKEN 72 MALISON ST WYOMING ACCOUNTANT		Claudio Tropea

Signed sealed and delivered for and on behalf of Jason Cynthia Pty Ltd ACN 105 702 903	Director	/s/ Frank Bradicich

Frank Bradicich

/s/ Henry Du	Director/Secretary	/s/ Frank Bradicich

HENRY DU 5/3-5 Concord Ave, Concord West Financial Controller		Frank Bradicich

Signed sealed and delivered for and on behalf of Teide Pty Ltd ACN 109 149 484		Director	/s/ Carlos Miguel Perez Sotomayor

Carlos Miguel Perez Sotomayor

Witness	/s/ Henry Du	Director/Secretary	/s/ Carlos Miguel Perez Sotomayor

	HENRY DU 5/3-5 Concord Ave, Concord West Financial Controller		Carlos Miguel Perez Sotomayor

Signed sealed and delivered by Claudio Tropea			/s/ Claudio Tropea

Claudio Tropea

		Witness	/s/ Kristy Ranken

KRISTY RANKEN 72 MALISON ST WYOMING ACCOUNTANT

Signed sealed and delivered by Carlos Miguel Perez Sotomayor			/s/ Carlos Miguel Perez Sotomayor

Carlos Miguel Perez Sotomayor

		Witness	/s/ Henry Du

HENRY DU
5/3-5 Concord Ave, Concord West
Financial Controller

Signed sealed and delivered by Frank Bradicich			/s/ Frank Bradicich

Frank Bradicich

		Witness	/s/ Henry Du

HENRY DU
5/3-5 Concord Ave,
Concord, Newhampshire

Schedule 1 - Particulars of the Company, Subsidiaries and directors
Part I
The Company

Name of Company	T3 Communications Partners Pty Ltd

ACN	099 374 580

Registered office	Suite 601A Level 6, 97 Pacific Hwy, North Sydney 2060

Authorised share capital	10 F Class Shares, and 22107 Ordinary Shares

Issued share capital	10 F Class Shares, and 22107 Ordinary Shares

Type of shares ☐	Ordinary and F Class

Registered shareholders	Teide Pty Ltd ACN 109 149 484;
Cumberland Properties Pty Ltd ACN 000 126 125;
Evogue Pty Ltd ACN 088 848 739; and
Jason Cynthia Pty Ltd ACN 105 702 903.

Beneficial owner of Shares (if different)☐	Teide Pty Ltd ACN 109 149 484 as trustee for Cumberland Discretionary Trust;

Directors	Carlos Miguel Perez Sotomayor and Claudio Tropea

Subsidiaries	T3 Rewards Pty Ltd ACN 103 226 946;
T3 Technology Solutions Pty Ltd ACN 099 404 654; and
T3 Communications Pty Ltd ACN 099 127 536;

Schedule 2 — Statement of Financial Position Acquired

Statement of Financial Position Acquire	Notes	$AUD
Cash assets		$1,279,000
Receivables		$1,622,000
Other assets		$114,000
Fixed assets		$273,000

Total assets		$3,288,000

Payables		$1,369,000
Accruals		$238,000
Provisions (Rewards)		$545,000
Other liabilities		$147,000
Provisions (Tax)		$338,000

Total liabilities		$2,637,000

Net Assets		$651,000

Schedule 3 - Warranties
1.	Power to sell the Company
1.1.	The Vendors have the power and authority to enter into and perform their obligations under this agreement.

1.2.	This agreement constitutes (or will constitute when executed) valid, legal and binding obligations on the Vendors in the terms of the agreement.

1.3.	Compliance with the terms of this agreement will not breach or constitute a default under any of the following:
1.3.1.	any provision of the constitution of any of the Vendors who are not natural persons; or

1.3.2.	any agreement or instrument to which a Vendor is a party or by which it is bound; or

1.3.3.	any order, judgment, decree or other restriction applicable to a Vendor.
2.	Shares in the Company
2.1.	The Shares constitute 100% of the allotted and issued share capital of the Company and are fully paid.

2.2.	Other than the Subsidiaries, the Company:
2.2.1.	does not hold or beneficially own, and has not agreed to acquire, any securities of any corporation;

2.2.2.	has not agreed to become a member of any partnership or unincorporated association, joint venture or consortium (other than recognised trade associations); or

2.2.3.	does not have outside its country of incorporation any branch or permanent establishment.
2.3.	The Company has not issued or agreed to issue any shares or securities in the capita! of the Company other than the Shares.

2.4.	The Company is not under any obligation to alter the structure of its capital.

2.5.	The Vendors’ have no knowledge of any proposal to issue further shares or securities in the Company pending Completion and will oppose any such issue.

2.6.	The Shares are held legally and beneficially by the Vendors and there is no agreement to alter that shareholding, whether legally or beneficially, other than expressly contemplated by this agreement.

2.7.	No person has the right (actual or contingent) at any time to call for the allotment, issue, redemption, cancellation, sale or transfer of any share or loan capital of the

Company under any option or other agreement or to convert any shares or options or security into share capital or share capita! of a different class.
2.8.	No shares in the capital of the Company have been issued and no transfer of shares in the capital of the Company have been registered otherwise than in accordance with the replaceable rules of the Corporations Act 2001 at the relevant time and from time to time.

2.9.	The Company has not at any time purchased or redeemed or agreed to purchase or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof.

2.10.	No commitment has been given to create any Encumbrance affecting the Shares or any unissued shares or debentures or other unissued securities of the Company.
3.	Constitutional and Corporate Documents
3.1.	Copies of the statutory books and registers of the Company disclosed to the Purchaser or its advisers are true, accurate and complete in all material respects and copies of all resolutions and agreements required to be annexed or to be incorporated in those documents.

3.2.	All statutory books and registers of the Company have been properly kept and no notice or allegation that any of them are incorrect or should be rectified has been received.

3.3.	All returns, particulars, resolutions and other documents which the Company is required by law to file with or delivered to any authority in any jurisdiction (including, in particular, one responsible for maintaining a register of companies) have been correctly made up and filed or, as the case may be, delivered.
4.	Accounts
4.1.	The Accounts have been prepared in full Compliance with the then current Australian Accounting Standards and the Corporations Act 2001;

4.2.	The Purchaser has entered into this agreement, among other things, on the basis of the Accounts, which represents the true and accurate position of the Company as at the date to which the Accounts have been prepared.
5.	Solvency
5.1.	A Vendor or the Company has not had:
5.1.1.	a liquidator or provisional liquidator appointed;

5.1.2.	a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

5.1.3.	an administrator appointed whether under Part 5.3A of the Corporations Act 2001 or otherwise; or

5.1.4.	an application made for the appointment of an administrator, liquidator or provisional liquidator.
5.2.	No execution, distress or similar process has been levied upon or against the Company, the Business, or any assets of a Vendor.

5.3.	A Vendor or the Company has not,
5.3.1.	entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

5.3.2.	proposed or had proposed on its behalf a re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding or dissolution.
5.4.	The Company has not received any demand under Section 459E of the Corporations Act 2001 which have not been satisfied, or been taken to have failed to comply with a statutory demand as a result of the operation of Section 459F(1) of the Corporations Act 2001.

5.5.	The Company and each Vendor:
5.5.1.	is able to pay its debts as and when they fall;

5.5.2.	is not insolvent or presumed to be insolvent under any law; and

5.5.3.	is not insolvent under administration as defined in Section 9 of the Corporations Act 2001 or has not taken any action which could result in that event.
5.6.	A reference to Company in this warranty includes subsidiaries of the Company.
6.	Business
     Since the Accounts Date:
6.1.	the Business has been carried on in accordance with all laws and in the ordinary and usual course so as to maintain it as a going concern;

6.2.	there has been no materially adverse change in the financial position, assets or liabilities of the Business as compared with the position disclosed as at the Accounts Date;

6.3.	there has been no damage, destruction or loss (whether or not covered by insurance) that reduces the value of the Business or the Company;

6.4.	the Company has maintained and preserved the goodwill of its suppliers, employees, customers and others having commercial dealings with it;

6.5.	Since the Accounts Date the Company has not:
6.5.1.	sold, transferred, leased or otherwise disposed of any asset other than at fair market value; or

6.5.2.	other than in the ordinary course of Business, sold any asset for a consideration in excess of $100,000.00; or

6.5.3.	cancelled or waived or released or discounted in whole or in part any material debt, suite, demand, claim or right; or

6.5.4.	other than in the ordinary course of the Business, purchased, leased, or otherwise acquired any asset relating to the Business or agreed to do so, for a consideration in excess of $20,000; or

6.5.5.	materially altered or agreed to materially alter the terms of service of any officer or employee.
7.	Assets
7.1.	The Company owns the assets disclosed in the Accounts which are free from any Encumbrance and are in the possession or under the control of the Company.
8.	Property Lease
8.1.	The Vendors have provided to the Purchaser complete and accurate material particulars of the Property Lease including all options for renewal, the current rent payable and the dates and conditions of future rent reviews.

8.2.	All options of renewal of the Property Lease are valid and enforceable.

8.3.	Each Vendor knows of no reason why the Property Lease should not be renewed or a fresh lease granted on terms as favourable to the Company as existing terms of the Property Lease.

8.4.	There are no circumstances known to a Vendor that would either entitle or require a landlord or any other person to exercise any power of entry or possession or which might restrict or terminate the continued possession or occupation the premises which are the subject of the Property Lease.

8.5.	The Company is not engaged in any negotiation for review of the rent payable under the Property Lease.
9.	Contracts
9.1.	The Vendors have provided to the Purchaser complete and accurate (in every material respect) descriptions of all of the Contracts.

9.2.	The Contracts are all of the business contracts material to the operation of the Business in the ordinary course.

9.3.	Each Contract:
9.3.1.	is valid, binding and enforceable against the Company and, to the best of Vendors’ knowledge, information and belief all other parties to it;

9.3.2.	is at arm’s length and within the ordinary course of conduct of the Business;

9.3.3.	is being properly performed by the Company and, to the best of the Vendors’ knowledge, information and belief, all other parties to it;

9.3.4.	does not entitle any person to a commission, remuneration, royalty or payment of any nature from the Company calculated by reference to the whole or part of the turnover, profit or sales of the Company — unless otherwise disclosed in writing to the Purchaser prior to Completion or included in the accounts;

9.3.5.	is not capable of termination because of the sale of the Company, and the Company has not given or received any notice of termination;
9.4.	Each Contract:
9.4.1.	is capable of performance by the Company on time without undue or unusual expenditure or effort; and

9.4.2.	to the best of the Vendors’ knowledge, information and belief, is not otherwise of a nature or magnitude or length which is unusual or unduly onerous.
9.5.	All offers, tenders or quotations made by the Company and still outstanding and capable of acceptance by a third party were made in the ordinary course of business.

9.6.	The Company is not, and so far as each Vendor is aware no other party, is in breach of any obligation or in default of any of the Contracts and there are no facts or circumstances which may result in a breach.
10.	Intellectual Property Rights
10.1.	Schedule 4 sets out a complete and accurate list of all Registered Intellectual Property Rights and Licensed Intellectual Property Rights.

10.2.	The Company holds the Registered Intellectual Property Rights identified in Part 1 of Schedule 4 in its name as the sole legal and beneficial owner, and free of all Encumbrances and any third party interest.

10.3.	Each of the Intellectual Property Rights is valid and enforceable and not subject to, and there are no pending or threatened proceedings for, in opposition, revocation, cancellation, rectification or amendment.

10.4.	The Company has taken or caused to be taken all necessary steps to protect and defend the Registered Intellectual Property. Rights including timely renewal of all Registered Intellectual Property Rights.

10.5.	Neither the Intellectual Property Rights nor any product, substance or other material sold, used or employed by the Company:
10.5.1.	to the best of the Vendors’ knowledge, information and belief, infringes the rights of any other person;

10.5.2.	is the subject of any claims or any pending proceedings for alleged infringements of intellectual property rights, and the Vendors have not settled any claims or proceedings alleging such infringement; or

10.5.3.	to the best of the Vendors’ knowledge, information and belief, is the subject of any threatened proceedings for intellectual properly rights.
10.6.	There are, to the best of the Vendors’ knowledge, information and belief, no infringements of the Intellectual Property Rights and the Vendor has not made any claims or commenced or threatened to commence proceedings or settled any claims or proceedings alleging infringement.

10.7.	With the exception of the Licensed Intellectual Property the Company does not:
10.7.1.	pay or have any requirement to pay any royalty or any other payment to any third party; or

10.7.2.	require the permission or consent of any third party;

for the use of the Intellectual Property Rights.
10.8.	All registration and renewal fees regarding the Intellectual Property Rights due on or before Completion have been paid in full.

10.9.	The Company has not entered into any agreement (whether legally enforceable or not) for the licensing, or for permitting the use or exploitation of the intellectual Property Rights which prevents, restricts or otherwise inhibits the freedom of the Company to use or exploit the Intellectual Property Rights.
11.	Official Investigations
11.1.	To the best of the Vendors’ knowledge, information and belief, the Company is not subject to any official investigation or inquiry and the Vendors are not aware of any facts which are likely to give rise to any investigation or inquiry.
12.	Litigation
12.1.	The Company is not involved in any proceedings in progress or pending, or aware of any threatened proceedings (unless disclosed prior to Completion), by or against or concerning the Company or any of its assets.

12.2.	There are no unfulfilled or unsatisfied judgments outstanding against the Company.
13.	Insurance
13.1.	Each insurance contract under which the Company is a potential beneficiary is valid and enforceable and there is no fact or circumstances known to a Vendor which would lead to any of them being prejudiced.

13.2.	There is no claim outstanding under any insurance contract and each Vendor is not aware of any circumstances likely to give rise to a claim.

14.	Personnel
14.1.	The Vendors have disclosed to the Purchaser complete and accurate details of:
14.1.1.	names, job title and dates of commencement of employment for all employees, consultants and independent contractors of the Company;

14.1.2.	all remuneration other arrangements to pay monies or provide benefits to employees and consultants of the Company, including any allowance, bonus, commission, share option, share entitlement and any other benefit provided by the Company or by which the Company is bound or has agreed to provide (whether now or in the future);

14.1.3.	particulars of accrued long service leave, annual leave, sick leave and rostered days off for all employees and consultants of the Company; and

14.1.4.	particulars of any redundancy or severance pay owing by the Company.
14.2.	The Company does not have any:
14.2.1.	liability for compensation to ex-employees;

14.2.2.	obligation to reinstate or reemploy any ex-employee;

14.2.3.	knowledge of grounds for dismissal of any employee, other than pursuant to a warning letter;

14.2.4.	policy, practice, or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation;

14.2.5.	industrial agreement or enterprise agreement (whether registered or not) or plans to introduce such agreement, that applies to any employee;

14.2.6.	liability to pay any charge under the Training Guarantee Act 1990 and the Vendor has complied with all relevant requirements of such Act.
15.	Superannuation
15.1.	The Company does not have any accrued liability, unfunded or contingent obligations in relation to any superannuation scheme or arrangement.

15.2.	The Company has made all occupational superannuation contributions required under any award or prescribed industrial agreement for its employees and has satisfied all laws. There is no superannuation guarantee charge or liability accrued or payable for any employees of the Company (unless disclosed to the Purchaser as at the date of this agreement or included in the Accounts).

15.3.	The Company has provided at least the minimum level of superannuation support prescribed by the Superannuation Guarantee (Administration) Act 1992 for all employees of the Company.

16.	Industrial Relations
16.1.	The Company is not a party to any agreement with any trade union or employee organisation of any kind.

16.2.	There are no existing or threatened or pending industrial disputes or paid claims involving the Company and any of its employees and there are no facts or circumstances known to the Vendors which are likely to result in such an industrial dispute or pay claim.

16.3.	Employees of the Company are not members of any union or subject to any industrial award or determination.

16.4.	The Company has never breached and is not in breach of any industrial award or determination applicable to the employees of the Company.
17.	Taxation
17.1.	The Company has no liabilities in respect of any Taxation assessed, charged or imposed (or capable of being assessed, charged or imposed) exceeding the amount provided in the Accounts.

17.2.	The only liabilities for Taxation which have arisen since the Accounts Date are liabilities arising out of normal business and trading activities of the Company.

17.3.	All amounts of any Taxation required by law to be deducted by the Company from any payment made by the Company for salary or otherwise have been, duly made to Completion.

17.4.	The Company has since its incorporation lodged, with appropriate Government agencies all returns of or in relation to Taxation payable by the Company as and when these should be lodged and such returns have been (and will be) made in accordance with all requirements of all relevant legislation.

17.5.	There are no outstanding disputes, questions or demands in relation to the Company, its assets, income or affairs or between the Company and the Commissioner of Taxation.
18.	Trusts
18.1.	The First Vendor (“the Trustee”) has not been removed as Trustee of the Trust as at Completion.

18.2.	The Trustee has not retired or otherwise ceased to act as Trustee of the Trust as at Completion.

18.3.	No new or additional Trustee has been appointed to the Trust.

18.4.	If the Trust is a Unit Trust (or similar fixed trust), the Trustee will not issue new or additional units or shares in the Trust prior to Completion.

18.5.	The Trustee is authorised and empowered under the Trust Deed to enter into this Deed.

Schedule 4 - Intellectual Property Rights
Part I
Registered Intellectual Property Rights
Trademark Application Number 1060562 for the word ‘T3’ and the associated logo.
NSW business names:
T3 Broadband Reg No.BN97950645;
T3 Digital Reg No.BN97950634;
T3 Mobile Reg No.BN97950625;
T3 Data Reg No.BN97950618;
T3 Wireless Reg No.BN98068244; and
T3 Netphone Reg NO.BN98171704.
Domain names:
www.t3.net.au
www.t3mail.com.au
www.t3dsl.net.au
Part II
Intellectual Property Rights licensed from third parties
Not applicable
Part III
Intellectual Property Rights licensed to third parties
Not applicable

Schedule 5 - Particulars of Properties
Part I
Freehold properties
(Not applicable)
Part II
Leasehold properties

Description of the property	Office
(601A and 601B Level 6, 97-103 Pacific Hwy, North Sydney)
Owner 6/97 Pacific Highway Pty Ltd ACN 111 990 053

Registered/unregistered	Registered No.AB383771C

(and title number)

Contractual date of

termination of lease	12 January 2008

Occupier	T3 Communications Pty Ltd ACN 099 127 536

Use	Commercial Office
Part III
Other real property
There are no other real property holdings

Schedule 6 - Disclosure Schedule
1.	General
1.1.	The Vendors qualify the Warranties by fully, and fairly disclosing to Purchaser in this schedule facts and circumstances that are or may be inconsistent with the Warranties.

1.2.	The Purchaser has no Claim in respect of any of the Warranties in relation to any fact or circumstance disclosed in or under this schedule.
2.	General disclosures
2.1.	The matters listed in this paragraph are deemed to be Disclosed:
2.1.1.	the contents of this agreement and all things contemplated by or required to be done by the agreement.

2.1.2.	any fact, matter or circumstance which would have been disclosed or revealed at the date of this Agreement or at a time immediately prior to Completion by searches of any public register kept by ASIC under the Corporations Act in relation to the Company or the Vendors or by searches of any public register kept by any government or governmental, semi- governmental, administrative or fiscal authority or body, the Trademarks Office, the High Court of Australia and the New South Wales Registry of the Federal Court of Australia.
3.	Specific Disclosures

2.6	The Shares held by the First Vendor are held as trustee on behalf of the beneficial owner, The Cumberland Discretionary Trust.

2.9	The Company’s obligations with regard to its overdraft facility with the Westpac Banking Corporation are secured by a debenture incorporating a fixed and floating charge over all of the Company’s assets and undertaking, including, any amounts unpaid on the Company’s shares (the “Debenture”).

4.1	The Statement of Financial Performance for the month ending 30 September 2005 reflects two exceptional items being:
1.	A payment of $120,000 to Looking Glass Media Pty Ltd, one of the Company’s dealers, which reflects an agreement made between Looking Glass Media Pty Ltd and the Company in relation to the consequences of the sale of the Company; and

2.	A payment of $225,000 to the Company’s employees as a bonus.

Neither of these payments impact on the Company’s Net Assets as set out in the Statement of Financial Position as at 30 September 2005.

6.1	Please see the Disclosure against Warranty 4.1 in relation to Looking Glass Media Pty Ltd. This has not affected the financial position of the Company and the agreement with Looking Glass Media Pty Ltd remains in place.

6.3.5	The Company has entered into:
1.	A new employment contract with Carlos Miguel Perez Sotomayor; and

2.	A new consulting contract with the Fourth Vendor.
Details of the new contracts have been disclosed to the Purchaser in the Due Diligence Materials.

7.1	Please see the Disclosure against Warranty 2.9. The Company’s assets are subject to the Debenture.

9.3.2	The Company entered into the Property lease with 6/97 Pacific Highway Pty Ltd (the “Landlord”). The Landlord is the trustee of a unit trust, the units of which trust are owned as to fifty percent by the shareholders of the Third Vendor and as to fifty percent by the First Vendor as trustee for the Cumberland Discretionary Trust. The Property Lease is on arm’s length terms.

9.3.4	The Company has the following arrangements in place:
1.	The Company pays commissions to those of its employees involved in sales, telemarketing and account management based on performance. The Company has dealer agreements in place with Premier Communications Pty Ltd and Looking Glass Media Pty Ltd. The dealers are remunerated on a commission basis. The agreements with Premier Communications Pty Ltd and Looking Glass Media Pty Ltd have been disclosed to the Purchaser in the Due Diligence Materials; and

2.	The Company has a discretionary profit distribution programme for its employees and contractors. The Company’s board of directors may (at its discretion) decide to distribute to participants in the scheme up to ten percent of net profits after tax in any months where net profits after tax exceed $25,000. Full time and part time staff who have been with the company for 12 continuous months are eligible to participate in the scheme. Any tax or superannuation is deducted from the amounts to distribution prior to payment to the participants. The distributions made under this scheme have been disclosed in the Accounts.
9.3.5	The following Contracts, which have been disclosed in the Due Diligence Materials, contain change of Control clauses:
1.	Agreement between the Company and Telstra Corporation Limited;

2.	Agreement between the Company and MCI Australia Pty Ltd;

3.	Agreement between the Company and Unitel Australia Pty Ltd (RSL Com);

4.	Agreement between the Company and Powertel Limited;

5.	Agreement between the Company and Personal Broadband Australia Pty Ltd;

6.	Agreement between the Company and SPTCom Pty Ltd (Comindico); and

7.	The Property Lease between the Company and 6/97 Pacific Highway Pty Ltd.
10.2	Please see the Disclosure against Warranty 7.1. The Registered Intellectual Property Rights and (subject to the terms of the relevant licence) the Company’s rights to the Licensed Intellectual Property rights are subject to the Debenture.

10.4	The Company is aware that a company called T3 Wireless Ventures Pty Ltd was registered with the Australian Securities and Investment Commission in March 2005. As the name is very similar to one of the Company registered business names, the Company has met with T3 Wireless Ventures Pty Ltd in relation to their use of that name. The Company has not made any claims or commenced or threatened to commence proceedings alleging infringement of its Intellectual Property Rights.

10.6	Please see the Disclosure against Warranty 10.4.

12.1	Please see the Disclosure against Warranty 10.4

12.1	One of the Company’s clients, Maatouks Law Group (acting by its principal Peter Maatouk) (“Maatouks”), has threatened legal action against the Company. The Company provided Maatouks with a 256/64Kbps ADSL service at $59 per month. The threatened claim relates to the ADSL services being unavailable for the 3 month period of January to March 2005. The cause of the unavailability of the ADSL services has been identified as being due to a virus in the Maatouks network which affected its router and therefore all traffic of data through the router. The Company has documentation from Telstra indicating that the problem was as a result of “End User’s privately maintained equipment”.

The Company provided a goodwill credit to Maatouks of $501.30. On 20 April 2005, Maatouks offered to settle the threatened claim for a payment of $15,000. The Company’s management believe that the Company has fulfilled its obligations to Maatouks. The offer to settle was therefore not accepted and the Company informed Maatouks that it did not accept liability. On 12 September 2005, an email was received by the Company indicating that Maatouks was still considering legal action. Notwithstanding the allegations, Maatouks’ telephony services and equipment continue to be provided through the Company.

14.1.1	One of the Company’s employees, Cassandra McMahon, is currently on maternity leave. Ms McMahon is due to return to work in February 2006, however, she has not yet confirmed that she intends to return to work.

Schedule 7 - Due Diligence Materials
AT = Andrew Tyrrell Pacific Internet
BC = Barry Calnon Pitcher Partners
EM = Elise Marr Pitcher Partners
JC = Joe Colgan Spectrum Strategy

	Date	Recipient	Category	Description
1	13-Sep-05	AT	Carriers	Carrier Agreements for PBA, Telstra, Powertel, RSL, Comindico, AAPT, MCI

2	13-Sep-05	AT	Financials	Monthly Management Report Jun 05

3	13-Sep-05	AT	Financials	Email of monthly financial report for 03/04, 04/05 + Jul 05 management reports

4	14-Sep-05	AT	Corporate	Certificate of registration and Name Registrations

5	14-Sep-05	AT	Corporate	T3 Rewards Pty Ltd ASIC Documents

6	14-Sep-05	AT	Corporate	T3 Technology Solutions Pty Ltd ASIC Documents

7	14-Sep-05	AT	Corporate	T3 Communications Pty Ltd ASIC Documents

8	14-Sep-05	AT	Corporate	T3 Communication Partners Pty Ltd ASIC Documents

9	14-Sep-05	AT	Corporate	Original Shareholders Agreement/ Existing Shareholders Agreements

10	14-Sep-05	AT	Corporate	Documents cancelling original loans/ Documents reflecting Evogue Pty Ltd investment

11	14-Sep-05	AT	Leases	Property Leases for: Brisbane, Suite 601A & B, 97 Pacific Highway, North Sydney

12	14-Sep-05	AT	Carriers	Engin

13	14-Sep-05	AT	Dealer	Looking Glass Media Pty Ltd dealer Agreement

14	15-Sep-05	AT	Retailers	Agreements with retailers: Bing Lee; David Jones; Clive Anthony; Digital City; The Good Guys; Tx Computers; Oriium; PCS Australia; MobileSelect; Ecom computers

15	15-Sep-05	AT	Carriers	M2

16	15-Sep-05	AT	Carriers	Wholesale carrier rates by carrier

17	16-Sep-05	AT	Customers	Customer agreements - voice applications, dsl, wireless, web hosting, inbound services, Quarterly Saver, Conferencing, Direct Debit Authorisation, Credit Card Authorisation, Privacy Agreement, T3 Terms & Conditions, T3 Rewards Brochure

18	16-Sep-05	AT	Insurance	Copy of product and public liability, Office insurance

19	16-Sep-05	AT	IP	Trade Mark files and applications

20	19-Sep-05	AT	Insurance	Workers Compensation Insurance

21	20-Sep-05	AT	Corporate	Board Papers dated: 30/9/04; 21/10/04; 17/11/04; 22/12/04; 27/1/05; 4/3/05; 1/4/05; 29/4/05; 25/5/05; 27/6/05; 27/7/05; 30/8/05

22	20-Sep-05	AT	Financials	Management Reports for July and August 2005

23	21-Sep-05	AT	Billing	Discussion of Billing and Customer care systems

24	22-Sep-05	AT	Financials	Business Plan until 30 September 2006

25	23-Sep-05	AT	HR	Commission schedule for telemarketers and sales staff

26	23-Sep-05	AT	Billing	Pre Billing check list

27	26-Sep-05	AT	Customers	Distribution of Customers by State; Churn Report

28	27-Sep-05	AT	Corporate	Domain Names Registrations

29	27-Sep-05	BC	Financials	Statuatory Accounts 2003/2004/2005

30	27-Sep-05	BC	Financials	Management Reports with Budgets for T3 Communication Partners Pty Ltd and the Group 2004/05

31	27-Sep-05	BC	Financials	Management Accounts August 2005

Schedule 7- Due Diligence Materials

	Date	Recipient	Category	Description
32	27-Sep-05	BC	Financials	Board Papers financial commentaries from July 2004 to Aug 2005

33	27-Sep-05	EM	Financials	Tax Return 03/04; 02/03

34	27-Sep-05	EM	Financials	Annual Payroll Summary 03/04; 04/05

35	27-Sep-05	EM	Financials	Payroll Group Certificates for 04/05

36	27-Sep-05	EM	Financials	BAS Returns monthly from March 04 to Aug 05

37	27-Sep-05	EM	Financials	Consultant Lists and details for 04/05

38	27-Sep-05	EM	Financials	FBT Work papers for 04/05

39	27-Sep-05	EM	Financials	Payroll tax work papers for 04/05

40	27-Sep-05	EM	Financials	Standard Choice Compliance for super

41	27-Sep-05	EM	Financials	ETP calculation and summary for Darren Davey

42	27-Sep-05	EM	Financials	Worker Compensation Worksheet

43	27-Sep-05	EM	Financials	ATO Integrated Client Account Statement

44	27-Sep-05	EM	Financials	ATO Income Tax Account

45	27-Sep-05	EM	Financials	Consolidated Activity Statement - ATO June 05 Quarter; Sept 05 quarter

46	28-Sep-05	BC	Financials	Collection Methods by Type Aug 05

47	28-Sep-05	BC	Financials	Sample T3 Bill

48	29-Sep-05	EM	Financials	Contractor list 03/04 for payroll tax reconciliation

49	29-Sep-05	EM	Financials	Commission schedule for telemarketers and sales staff

50	29-Sep-05	EM	Financials	James Han contractor agreement

51	29-Sep-05	EM	Financials	Payroll summary Aug 05

52	29-Sep-05	JC	Customers	Customer List with Start Date emailed

53	29-Sep-05	JC	Customers	Customer contact list - top 100 clients

54	29-Sep-05	BC	Financials	Profit and Loss statement 02/03 for individual companies emailed

55	29-Sep-05	EM	Financials	Income Tax Consolidation - Confirmation Letters

56	29-Sep-05	EM	Financials	Bank Reconciliation and bank statement for month June 05

57	29-Sep-05	EM	Financials	Agred Creditors 30/6/05

58	29-Sep-05	EM	Financials	Balance Sheet reconciliation worksheets June 05

59	29-Sep-05	EM	Financials	For June 05: Aged debtor list; inventory list; rewards balance reconciliation; tax provision reconciliation - emailed

60	29-Sep-05	BC	Financials	List of clients with 35% T3 Rewards

61	30-Sep-05	AT	Dealer	Premier Communications dealer agreement emailed

62	30-Sep-05	EM	Financials	Financial Statements 03/04; 04/05 emailed

63	30-Sep-05	EM	Financials	Aged debtor reconciliation file; account receivable reconciliation 30/6/05 spreasheet

64	30-Sep-05	EM	Financials	June 05 Unearned income reconciliation - email

65	4-Oct-05	AT	Customers	Customer list with customer names Aug 05

66	4-Oct-05	AT	Leases	Novated Lease Agreement Carlos Perez

67	5-Oct-05	BC	Financials	Balance Sheets for 01/02; 02/03 emailed

68	5-Oct-05	AT	Financials	Responses to Tax Review questions emailed 29/9/05

69	7-Oct-05	AT	Legal	Sample of Customer Agreements

70	11-Oct-05	AT BC	Financials	Bank account transactions Jul 05 to Sept 05; Churn loss; Aged Creditors

71	12-Oct-05	AT	Financials	Average Revenue per user statistics for T3 Wireless customers

72	12-Oct-05	BC	Financials	Responses to final information request from BC on email dated 12/10/05

Schedule 9 - Accounts
T3 Communication Partners Pty Ltd
ABN: 69 099 404 654
Group Financial Statements 2001-02

Statements of Financial Performance
for the year ended 30 June 2002

	Consolidated	Parent Entity
	2002	2002
	$’000	$’000

Voice Revenue	$9	$0
Service & Equipment Revenue	$0	$0
Other Revenue from ordinary activities	$13	$0

Total Revenue from ordinary activities	$21	$0

Cost of Voice Services	($6)	$0
Cost of Service & Equipment	$0	$0
Other Cost of Sales	($10)	$0
Employee expenses	($164)	($164)
Consultancy expense	($17)	($13)
Other expenses from ordinary activities	($57)	($25)
Depreciation & amortisation expense	($1)	($1)
Borrowing Costs	($15)	($15)

Profit (Loss) from ordinary activities before income tax	($249)	($218)
Income tax expense (benefit)

Net Profit (Loss) from ordinary activities after income tax	($249)	($218)
Net profit attributable to outside equity interests	$0	$0

Net Profit (Loss) attributable to members of T3 Communication Partners Pty Ltd	($249)	($218)

Total revenues, expenses and valuation adjustments attributable to members of T3 Communication Partners	$0	$0

Total changes in equity other than those resulting from transactions with owners as owners	($249)	($218)

Statements of Financial Position
as at 30 June 2003

	Consolidated		Parent Entity
	2002	$’000	2002	$’000

Current Assets
Cash assets		$42		$35
Receivables		$38		$18
Inventories		$0		$0
Other		$4		$0

Total Current Assets		$84		$53

Non-Current Assets
Future Income Tax Benefit		$0		$0
Receivables		$0		$0
Property, Plant & Equipment		$29		$10
Investment		$0		$0

Total Non-Current Assets		$29		$10

Total Assets		$113		$64

Current Liabilities
Payables		$15		$3
Provisions		$10		$0
Current Tax Liabilities		$22		$25
Provision for T3 Reward $		$0		$0
Other Payables		$0		$0

Total Current Liabilities		$47		$28

Non-Current Liabilities
Payables		$0		$0
Long Term Borrowings		$315		$254
Provisions		$0		$0

Total Non-Current Liabilities		$315		$254

Total Liabilities		$362		$282

NET ASSETS		($249)		($218)

Equity
Parent Entity interest
Contributed equity		$0		$0
Accumulated Losses		($249)		($218)

Total Parent entity interest in equity		($249)		($218)

Total outside equity interest		$0		$0

TOTAL EQUITY		($249)		($218)

Statements of Cashflow
for the year ended 30 June 2002

	Consolidated		Parent Entity
	2002	$’000	2002	$’000

Cashflows from Operating Activities
Receipts from customers		$2		$0
Payments to suppliers and employees		($212)		($174)
Interest received		$0		$0
Interest Paid		$0		$0

Net cash inflow (outflow) from Operating Activities		($210)		($174)

Cashflows from Investing Activities
Payment for purchase of property, plant and equipment		($30)		($11)
Proceeds from sale of property, plant and equipment		$0		$0
Payment for Security Deposits & Bonds		($19)		($18)
Refund of Security Deposits		$0		$0
Loans provided to other parties		$0		$0

Net cash outflow from Investing Activities		($49)		($29)

Cashflows from Financing Activities
Proceeds from issue of Convertible Notes		$0		$0
Proceeds from Issue of Shares		$0		$0
Intercompany Loans		$0		($61)
Long Term Borrowings		$300		$300
increase in capitalised borrowing costs		$0		$0

Net cash outflow from Financing Activities		$300		$239

Net increase (decrease) in cash held		$42		$35
Cash at the beginning of the financial year		$0		$0

Cash at the end of the financial year		$42		$35

T3 Communication Partners Pty Ltd
ABN: 69 099 404 654
Group Financial Statements 2002-03

Statements of Financial Performance
for the year ended 30 June 2003

	Consolidated		Parent Entity
	2003	2002	2003	2002
	$’000	$’000	$’000	$’000

Voice Revenue	$700	$9	$0	$0
Service & Equipment Revenue	$0	$0	$0	$0
Other Revenue from ordinary activities	$740	$13	$441	$0

Total Revenue from ordinary activities	$1,440	$21	$441	$0

Cost of Voice Services	($416)	($6)	$0	$0
Cost of Service & Equipment	$0	$0	$0	$0
Other Cost of Sales	($288)	($10)	($5)	$0
Employee expenses	($467)	($164)	($466)	($164)
Consultancy expense	($169)	($17)	($129)	($13)
Other expenses from ordinary activities	($215)	($57)	($27)	($25)
Depreciation & amortisation expense	($14)	($1)	($3)	($1)
Borrowing Costs	$14	($15)	$15	($15)

Profit (Loss) from ordinary activities before income tax	($114)	($249)	($175)	($218)
Income tax expense (benefit)

Net Profit (Loss) from ordinary activities after income tax	($114)	($249)	($175)	$218
Net profit attributable to outside equity interests	$0	$0	$0	$0

Net Profit (Loss) attributable to members of T3 Communication Partners Pty Ltd	($114)	($249)	($175)	($218)

Total revenues, expenses and valuation adjustments attributable to members of T3 Communication Partners	$0	$0	$0	$0

Total changes in equity other than those resulting from transactions with owners as owners	($114)	($249)	($175)	($218)

Statements of Financial Position
as at 30 June 2003

	Consolidated		Parent Entity
	2003	2002	2003	2002
	$’000	$’000	$’000	$’000

Current Assets
Cash assets	$151	$42	$26	$35
Receivables	$267	$38	$18	$18
Inventories	$0	$0	$0	$0
Other	$0	$4	$0	$0

Total Current Assets	$418	$84	$44	$53

Non-Current Assets
Future income Tax Benefit	$0	$0	$0	$0
Receivables	$0	$0	$168	$0
Property, Plant & Equipment	$30	$29	$7	$10
Investment	$0	$0	$0	$0

Total Non-Current Assets	$30	$29	$176	$10

Total Assets	$448	$113	$219	$64

Current Liabilities
Payables	$147	$15	$3	$3
Provisions	$15	$10	$0	$0
Current Tax Liabilities	$63	$22	$59	$25
Provision for T3 Reward $	$36	$0	$0	$0
Other Payables	$0	$0	$0	$0

Total Current Liabilities	$261	$47	$62	$28

Non-Current Liabilities
Payables	$0	$0	$0	$0
Long Term Borrowings	$0	$315	$0	$254
Provisions	$0	$0	$0	$0

Total Non-Current Liabilities	$0	$315	$0	$254

Total Liabilities	$261	$362	$62	$282

NET ASSETS	$187	($249)	$157	($218)

Equity
Parent Entity interest
Contributed equity	$550	$0	$550	$0
Accumulated Losses	($363)	($249)	($393)	($218)

Total Parent entity interest in equity	$187	($249)	$157	($218)

Total outside equity interest	$0	$0	$0	$0

TOTAL EQUITY	$187	($249)	$157	($218)

Statements of Cashflow
for the year ended 30 June 2003

	Consolidated		Parent Entity
	2003	2002	2003	2002
	$’000	$’000	$’000	$’000

Cashflows from Operating Activities
Receipts from customers	$771	$2	$1	$0
Payments to suppliers and employees	($1,328)	($212)	($593)	($174)
Interest received	$0	$0	$0	$0
Interest Paid	$0	$0	$0	$0

Net cash inflow (outflow) from Operating Activities	($557)	($210)	($592)	($174)

Cashflows from Investing Activities
Payment for purchase of property, plant and equipment	($12)	($30)	$0	($11)
Proceeds from sale of property, plant and equipment	$0	$0	$0	$0
Payment for Security Deposits & Bonds	($12)	($19)	$0	($18)
Refund of Security Deposits	$0	$0	$0	$0
Loans provided to other parties	$0	$0	$0	$0

Net cash outflow from Investing Activities	($23)	($49)	$0	($29)

Cashflows from Financing Activities
Proceeds from issue of Convertible Notes	$0	$0	$0	$0
Proceeds from Issue of Shares	$550	$0	$550	$0
Intercompany Loans	$0	0	($107)	($61)
Long Term Borrowings	$0	$300	$0	$300
Increase in capitalised borrowing costs	$140	$0	$140	$0

Net cash outflow from Financing Activities	$690	$300	$583	$239

Net increase (decrease) in cash held	$110	$42	($9)	$35
Cash at the beginning of the financial year	$42	$0	$35	$0
Cash at the end of the financial year	$151	$42	$26	$35

T3 Communication Partners Pty Ltd
ABN: 69 099 404 654
Group Financial Statements 2003-2004

DIRECTORS’ REPORT
PRINCIPAL ACTIVITIES
T3 is a carrier service provider of voice and data services to small and medium businesses in Australia. T3 has developed an exclusive and innovative rewards program for business customers.
REVIEW OF OPERATIONS
This is our first report. As such, we are proud to comment on the terrific financial results that the T3 Team has generated. In July 2002 group revenue for the month was $18,985, in June 2004 it was $875,035 a growth of 4,500%.
For the year group revenue grew from $1,439,818 in 2002/03 to $6,122,861 for 2003/04 or 325%. Note that $440,000 of the revenue in 2002/03 was as a result of an abnormal item (see note 2), adjusting for that fact, group revenue grew 512%.
In February 2003, T3 reached two milestones, firstly, achieving profits for the month. Since then T3 has enjoyed strong net profit growth. Net profit after tax grew from negative $114,297 in 2002/03 to positive $132,512 for 2003/04.
Secondly, the first Profit Share payment was distributed to the employees. In 2003, the Board instituted a Discretionary Profit Share scheme to motivate and align the common goals of shareholders and employees, recognising and rewarding high performance.
I want to thank our customers and suppliers for their support, but in particular our Team. The T3 Team has been loyal, creative, effective and above all focus on servicing our clients. Each individual in the T3 Team is the reason for the successful results.
EVENTS SINCE BALANCE DATE
Since June 2004, T3 has become an internet service provider focus on broadband internet, web hosting, anti spam and anti virus services.
In August 2004, T3 signed a reseller agreement with Personal Broadband Australia to resale iBurst technology (wireless broadband).
In October 2004, T3 open an office in Brisbane to cater for the Queensland market. Also, the convertible notes were fully repaid, clearing the balance sheet of any debt.
In December 2004, the Board approved the payment of $75,000 in fully franked dividends.

DIVIDENDS
No dividend was declared or paid during 2003/04.
DIRECTORS
Following are the names and details of the directors in office during the financial year and at the date of this report:
Carlos Perez — Founder and Managing Director
Carlos has degrees in Finance and Economics and a Masters of Business Administration in Finance and International Business. More than eleven years telecommunication experience in Australia and overseas includes finance roles within Optus Communications and other major Australian telecommunications companies. Carlos has international experience having been successfully involved in eight telecommunication start up operations in eight different countries. He has also had senior finance roles at other Australian publicly fisted companies.
Claudio Tropea — Non-Executive Director
Claude is a member of the Australian Institute of Chartered Accountants, tax agent and Registered Company Auditor with the Australian Securities and Investment Commission. He also serves as a director on the Board of various investment, trading and trustee companies involved in small to medium sized business in Australia.
As Managing Director of MBT Chartered Accountants Claude brings extensive experience in taxation, auditing, general financial and business planning advice and management consulting to a broad base of businesses ranging from small to medium private companies in a number of industry sectors.
SUMMARY
2003/04 was a very successful year for T3. A stronger financial position combined with a Team that has a “can do” attitude will effectively launch new products, accelerate T3’s geographic expansion and creatively address any challenges that competition brings in 2004/05.

Carlos Perez	Claudio Tropea
Managing Director	Director

Dated: 30 December 2004

Statements of Financial Performance
for the year ended 30 June 2004

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Notes	$’000	$’000	$’000	$’000

Voice Revenue		$4,496	$700	$0	$0
Service & Equipment Revenue		$1,308	$0	$0	$0
Other Revenue from ordinary activities	2	$323	$740	$0	$441

Total Revenue from ordinary activities		$6,128	$1,440	$0	$441

Cost of Voice .Services		($2,679)	($416)	$0	$0
Cost of Service & Equipment		($1,146)	$0	$0	$0
Other Cost of Sales		($754)	($288)	$0	($5)
Employee expenses		($654)	($467)	($652)	($466)
Consultancy expense		($383)	($169)	($358)	($129)
Other expenses from ordinary activities		($441)	($215)	($6)	($27)
Depreciation & amortisation expense		($19)	($14)	($3)	($3)
Borrowing Costs		($18)	$14	($18)	$15

Profit (Loss) from ordinary activities before income tax		$34	($114)	($1,038)	($175)
Income tax expense (benefit)	3	($99)		($429)

Net Profit (Loss) from ordinary activities after income tax		$133	($114)	($609)	($175)
Net profit attributable to outside equity interests		$0	$0	$0	$0

Net Profit (Loss) attributable to members of T3 Communication Partners Pty Ltd		$133	($114)	($609)	($175)

Total revenues, expenses and valuation adjustments attributable to members of T3 Communication Partners		$0	$0	$0	$0

Total changes in equity other than those resulting from transactions with owners as owners		$133	($114)	($609)	($175)

Statements of Financial Position
as at 30 June 2004

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Notes	$’000	$’000	$’000	$’000

Current Assets
Cash assets		$713	$151	$26	$26
Receivables	4	$1,281	$267	$18	$18
Inventories		$0	$0	$0	$0
Other	5	$19	$0	$1	$0

Total Current Assets		$2,013	$418	$45	$44

Non-Current Assets
Future Income Tax Benefit	6	$114	$0	$114	$0
Receivables	12	$0	$0	0	$168
Property, Plant & Equipment		$15	$30	$4	$7
Investment	7	$0	$0	$0	$0

Total Non-Current Assets		$130	$30	$118	$176

Total Assets		$2,142	$448	$163	$219

Current Liabilities
Payables	8	$1,110	$147	$1	$3
Provisions	9	$178	$15	$89	$0
Current Tax Liabilities	10	$54	$63	$37	$59
Provision for T3 Reward $	11	$261	$36	$0	$0
Other Payables		$7	$0	$0	$0

Total Current Liabilities		$1,610	$261	$127	$62

Non-Current Liabilities
Payables	12	$0	$0	$274	$0
Long Term Borrowings	13	$214	$0	$214	$0
Provisions		$0	$0	$0	$0

Total Non-Current Liabilities		$214	$0	$488	$0

Total Liabilities		$1,823	$261	$615	$62

NET ASSETS		$319	$187	($451)	$157

Equity
Parent Entity interest
Contributed equity	14	$550	$550	$550	$550
Accumulated Losses	15	($231)	($363)	($1,001)	($393)

Total Parent entity interest in equity		$319	$187	($451)	$157

Total outside equity interest		$0	$0	$0	$0

TOTAL EQUITY		$319	$187	($451)	$157

Statements of Cashflow
for the year ended 30 June 2004

			Consolidated		Parent Entity
			2004	2003	2004	2003
	Notes		$’000	$’000	$’000	$’000

Cashflows from Operating Activities
Receipts from customers			$5,549	$771	($1)	$1
Payments to suppliers and employees			($5,093)	($1,328)	($967)	($593)
Interest received			$5	$0	$0	$0
Interest Paid			($18)	$0	($18)	$0

Net cash inflow (outflow) from Operating Activities	16	(a)	$442	($557)	($986)	($592)

Cashflows from investing Activities
Payment for purchase of property, plant and equipment			($10)	($12)	$0	$0
Proceeds from sale of property, plant and equipment			$6	$0	$0	$0
Payment for Security Deposits & Bonds			($100)	($12)	($0)	$0
Refund of Security Deposits			$10	$0	$0	$0
Loans provided to other parties			$0	$0	$0	$0

Net cash outflow from Investing Activities			($94)	($23)	($0)	$0

Cashflows from Financing Activities
Proceeds from issue of Convertible Notes			$200	$0	$200	$0
Proceeds from issue of Shares			$0	$550	($0)	$550
Intercompany Loans					$773	($107)
Increase in capitalised borrowing costs			$14	$140	$14	$140

Net cash outflow from Financing Activities			$214	$690	$987	$583

Net increase (decrease) in cash held			$562	$110	$1	($9)
Cash at the beginning of the financial year			$151	$42	$26	$35

Cash at the end of the financial year	16	(b)	$713	$151	$26	$26

Notes to and forming part of the Financial Statements As at 30 June 2004
1. Statement of Significant Accounting Policies
The significant policies which have been adopted in the preparation of this financial report are:
a) Basis of Accounting
The financial report is a general purpose financial report which has been prepared in accordance with requirements of the Corporations Act 2001 which includes applicable Accounting Standards. It has been prepared on the basis of historical costs and does not take into account, except where stated, changing money values or fair values of non-current assets. The accounting policies have been consistently applied by the entities included in the consolidated entity and are consistent with those of the previous financial year, except where indicated.
b) Principles of Consolidation
The consolidated financial statements incorporate the assets and liabilities of all entities controlled by T3 Communication Partners (parent entity) as at 30 June 2004 and the results of all controlled entities for the year then ended. T3 Communication Partners Pty Ltd and its controlled entities together are referred to in this financial report as the consolidated entity. The effects of all transactions between entities in the consolidated entity are eliminated in full. The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.
c) Revenue Recognition
Amounts disclosed as revenue are net of call rebates, discounts and taxes paid. Revenue is recognised for the major business activities as follows:
(i) Revenue from the sale of voice traffic is recognised in the period that the customers made the voice calls.
(ii) Revenue from rendering of a service is recognised upon the delivery of the service to customers.
(iii) Revenue from annual rewards membership fee is recognised in advance at point of joining and at each subsequent anniversary date.
(iv) Interest revenue is recognised in the period the interest was earned at the rate applicable to the financial assets.
d) Receivables
Trade accounts receivable, amounts due from related parties and other receivables represent the principal amounts due at balance date less provisions for doubtful accounts.
Collectability of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectable are reviewed and written off twice a year.

A provision for doubtful debts is raised progressively at the current rate of 1.0% of monthly revenue to cover debts that are 90day or more overdue. The rate of provisioning is reviewed regularly to ensure sufficient cover.
e) Depreciation of Property, Plant & Equipment
Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment over its expected useful life to the consolidated entity. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items.
The expected useful lives are as follows:

Class of Fixed Asset	Useful Life
Plant and office equipment	5 yrs
Telecommunications equipment	3 yrs
Computer equipment	3 yrs
Used Equipments	12 mths
f) Employee benefits
Wages and salaries, annual leave and sick leave
Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave expected to be settled within 12 months of the reporting date are recognised in current provisions in respect of employees’ services up to the reporting date and are measured at the amounts expected to be paid when the liabilities are settled.
g) Loans and Borrowing Costs
All loans are measured at the principal amount.
Borrowing costs are recognised as expenses in the period in which they are incurred.
Borrowing costs include:
—   interest on Convertible Notes; and
—   interest on bank overdraft, where applicable.
h) Cash
For the purposes of the Statement of Cashflows, cash includes deposits at call with financial institutions and other highly liquid investments with short periods to maturity which are readily convertible to cash on hand, net of outstanding bank overdrafts.
i) Earnings per Share
Basic earnings per share
Basic earnings per share is determined by dividing net profit after income tax attributable to members of the company, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the year.
j) Goods & Services Tax (GST)
Revenues, expenses and assets are recognised net of the amount of the GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of expense. Receivables and payables in the statement of financial position are shown inclusive of GST.
k) Trade & Other Payables
Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the consolidated entity.
l) Leases
Leases of fixed assets where substantially all risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to entities in the economic entity are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over the estimated useful lives where it is likely that the economic entity will obtain ownership of the asset over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.
Rental payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods which they are incurred.
m) Provision for T3 Reward Dollars
T3 Reward Dollars are earned when the client pays their invoices by the due date. An entry is raised to book the accrued T3 Reward Dollars only after the rewards are earned. 80% of T3 Reward Dollars earned is booked as an expense and provisioned as a liabilities. The reason for accruing only 80% of T3 Reward Dollars is because this is the estimated cost of the goods to T3 to redeem the T3 rewards dollars. le. The average gross margin of T3 Rewards Dollar redemptions is calculated as 20%. This is in line with T3’s experience in the past 18 months.
n) Share Capital
Ordinary share capital is recognised at the fair value of the consideration received by the company.
Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.
o) Income Tax
Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current tax rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.
For income tax purposes, the tax return is prepared using the consolidation method. Entries for income tax expense are recorded in the individual companies’ Statement of Financial

Performance, however, the Future Income Tax Benefit and tax liabilities are recorded in the Parent company’s Statement of Financial Position.
The income tax expense for the year is calculated using the 30% tax rate.

Note 2: Other revenue from ordinary activities
		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Telstra Other Product Revenue		$192	$0	$0	$0
Annual Reward Membership Fee		$63	$9	$0	$0
Equipment Sales & Rental		$28	$289	$0	$0
T3 Broadband		$32	$0	$0	$0
Miscellaneous Revenue	A	$3	$442	$0	$441
Interest received		$5	$0	$0	$0

Total		$323	$740	$0	$441

Note A: Miscellaneous Revenue

- Miscellaneous revenue for 2003 includes $440K in debt that was forgiven and booked as revenue.

Note 3: Income Tax
		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Profit from Ordinary Activities before income tax expense		$34	($114)	($1,038)	($175)

Income Tax calculated at 30% (2003: 30%)		$10		($311)
Tax Effect of Permanent Differences:
- Non-allowable items
Income Tax adjusted for Permanent Differences		$10	$0	($311)	$0
Under/ (over) provision from prior year
Income Tax expense/ (benefit) from prior years	B	($109)		($118)

Aggregate Income Tax Expense/ (Benefit)		($99)	$0	($429)	$0

Tax Losses brought forward		$0	$278	$0	$278
Note B: Income Tax Expense/ Benefit from Prior Years
Tax Effect Accounting was implemented for the first time in 03/04 financial year

Note 4: Receivables
		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Cash Deposits & Securities		$120	$30	$18	$18
Trade Debtors		$1,230	$248	$0	$0
Provision for Doubtful Debts		($69)	($12)	$0	$0
Other Receivables		$0	$0	$0	$0

Total		$1,281	$267	$18	$18

a) Movement in provision for doubtful debts
- Balance at beginning of year		($12)	$0	$0	$0
- Doubtful debt provided for during the year		($72)	($13)	$0	$0
- Bad Debt written off during year		$15	$0	$0	$0
- Balance at end of year		($69)	($12)	$0	$0

b) Credit terms for voice clients are 14 days from date of invoice issue date (generally by the 12th of the month).

Note 5: Other Current Assets
		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Prepayments — Insurance		$1	$0	$1	$0
Prepayment — Dealer Commission		$19	$0	$0	$0

Total		$19	$0	$1	$0

Note 6: Future Income Tax Benefit
		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Rewards Provision		$78		$78
Super accrued		$4		$4
Prov for Doubtful Debt		$21		$21
Provision for Leave		$11		$11
Depreciation timing 02/03		$0		$0
Depreciation timing 03/04		($0)		($0)
Other		$0		$0

Total		$114	$0	$114	$0

Note 7: Investments

	Country of	% owned
	Incorporation	2004	2003
Parent Entity:
- T3 Communication Partners Pty Ltd	Aus

Subsidiaries:
- T3 Communications Pty Ltd	Aus	100%	100%

- T3 Technology Solutions Pty Ltd	Aus	100%	100%

- T3 Rewards Pty Ltd	Aus	100%	100%
Note 8: Payables

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Trade Creditors		$1,110	$147	$1	$3

Total		$1,110	$147	$1	$3

Note 9: Provisions

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Accrual Trade Creditors		$127	$15	$38	$0
Accrual Payroll		$15	$0	$15	$0
Provision for Leave		$36	$0	$36	$0

Total		$178	$15	$89	$0

Note 10: Current Tax Liabilities

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

GST liabilities		$15	$3	($2)	($1)
PAYG withholding		$10	$20	$10	$20
Superannuation		$14	$37	$14	$37
Income Tax Payable		$15	$0	$15	$0
Other		($0)	$3	$0	$3

Total		$54	$63	$37	$59

Note 11: Provision for T3 Reward $

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Movement in provision for T3 Rewards
- Balance at beginning of year		$36	$0	$0	$0
- Accrued T3 Rewards during the year		$472	$43	$0	$0
- T3 Rewards redeemed during year		($247)	($7)	$0	$0

- Balance at end of year		$261	$36	$6	$0

Note 12: Non- Current Intercompany Loans

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Receivables
T3 Communications Intercompany				$0	$95
T3 Technology Intercompany				$0	$73

Payables
T3 Communications Intercompany				$249	$0
T3 Technology Intercompany				$25	$0

Total		$0	$0	$274	$168

Note 13: Long Term Borrowings

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Convertible Notes	0	$214	$0	$214	$0

Total		$214	$0	$214	$0

Note C: 20 convertible notes with $10,000 face value raised $200,000
- Interest Rate — initial rate of 12% pa calculated daily. Adjusted by the same basis points as movement in the cash rate set by the Reserve Bank.
- interest was capitalised and added to the principal outstanding up to 15 April 2004. Thereafter, interest will be paid to note holders on a monthly basis.
- The Convertible Notes expire on 15 January 2005.
Note 14: Contributed Equity

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Issued and paid up capital
Ordinary shares
At the beginning of the reporting period		$550	$550	$550	$550
Movement		$—	$—	$—	$—

At Reporting Date		$550	$550	$550	$550

Number of Shares (‘000)
Ordinary shares
At the beginning of the reporting period		20	20	20	20
Movement		—	—	—	—

At Reporting Date		20	20	20	20

Note 15: Retained Profits/ (Accumulated Losses)

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

Retained Profits/ (Accumulated Losses) at the beginning of the financial year		($363)	($249)	($ 393)	($218)

Net Operating Profit/ (Loss)		$133	($114)	($ 609)	($175)

Retained Profits/ (Accumulated Losses) at the end of the financial year		($231)	($363)	(51,001)	($393)

Note 16: Cash Flow Reconciliation

		Consolidated		Parent Entity
		2004	2003	2004	2003
	Note	$’000	$’000	$’000	$’000

(a) Reconciliation of Cashflow from Operation
Activities after Income Tax

Profit from Ordinary Activities after income tax		$133	($114)	($609)	($175)
Non-cashflows in profit from ordinary activities
- Depreciation		$19	$14	$3	$3
- Tax expense		($99)	$0	($429)	$0
- Provision for Doubtful Debt		$72	$13	$0	$0
- Debt forgiven booked as misc revenue		$0	($440)	$0	($440)
- writeback of interest expense previously expensed		$0	($14)	$0	($15)

Change in assets and liabilities
- (Incr)/ decr in Receivables		($893)	($217)	$0	$0
- (Incr)/ decr in Inventories		$0	$0	$0	$0
- (Incr)/ decr in Other Current Assets		($19)	($12)	($1)	$0
- (Incr)/ decr in Future Income Tax Benefit		($114)	$0	($15)	$0
- Incr/ (decr) in Payables		$963	$131	($3)	$0
- Incr/ (decr) in Provisions		$163	$0	$89	$0
- Incr/ (decr) in Current Tax liabilities		($9)	$41	($22)	$34
- Incr/ (decr) in Provision for T3 Reward $		$225	$36	$0	$0
- Incr/ (decr) in Other Payables		$7	$6	$0	$0
- Incr/ (decr) in Deferred Taxes		$0	$0	$0	$0

Net Cash flow from Operating Activities		$442	($557)	($986)	($592)

(b) Reconciliation of Cash Balance

Cash Balance comprises:
Cash at Bank		$713	$151	$26	$26
Cash Management Account		$0	$0	$0	$0

Closing bank balance		$713	$151	$26	$26

T3 Communication Partners Pty Ltd
ABN: 69 099 404 654
Group Financial Statements 2004-2005

DIRECTORS’ REPORT
PRINCIPAL ACTIVITIES
T3 is a carrier service provider of voice and data services to small and medium businesses in Australia. T3 has developed an exclusive and innovative rewards program for business customers. During fiscal year 2004/2005 T3 launched its consumer services through T3 Wireless Broadband.
REVIEW OF OPERATIONS
This is our third full year of operations, and the numbers speak for themselves. Revenue grew 109% to $12.8 million while net profit after tax grew 315% to $553,000. As such, we are proud to comment on the terrific financial results that the T3 Team has generated.
We have pursued two strategies. One is to continue to focus on the small to medium businesses (SMB), selling voice and data services, and the second, through T3 Wireless a retail strategy selling primarily to consumers.
SMB market is currently affected by price pressure, uncertainty over the Telstra sale, substitution effect from mobiles and new technologies, like voice over the internet (VoIP). T3 is differentiated by its rewards program and its exceptional service. In addition, we are investing in new technologies, primarity VoIP to have a high quality product that meets and exceed SMB requirements. This will ensure future growth.
Retail strategy is driven by T3 Wireless Broadband. Currently T3 sells this product through over 45 retail stores from major retailers including Bing Lee, David Jones, The Good Guys, Digital City, Clive Anthonys and a few other IT stores. While currently it is the wireless broadband that drives the sales, we believe that T3 will have the ability to cross-sell other products to both consumers and the channels of distribution, including a VoIP solution.
Our past achievements and future successes is dependant on our people. We are confident that the challenges that we are facing will continue to drive us to innovate, create efficiencies and most importantly maintain our high standard of customer service to our clients. We take this opportunity to thank the T3 Team, shareholders, customers and suppliers for their efforts in the past 12 months.
EVENTS SINCE BALANCE DATE
In July 2005, Jason Cynthia Pty Ltd and Teide Pty Ltd exercise their options for 1,053 ordinary shares each at a strike price of $1 per ordinary share. In addition, 10 Class F (RPF) shares were issued to Teide Pty Ltd for $10. RPF, redeemable preference shares do not have voting rights and no assignment rights.

DIVIDENDS
A dividend of $3.75 per ordinary share ($75,000) was declared and paid on 14/12/2004 and a second dividend of $3.75 per ordinary share ($75,000) was declared and paid on 15/04/2005.
DIRECTORS
Following are the names and details of the directors in office during the financial year and at the date of this report:
Carlos Perez — Founder and Managing Director
Carlos has degrees in Finance and Economics and a Masters of Business Administration in Finance and International Business. More than eleven years telecommunication experience in Australia and overseas includes finance roles within Optus Communications and other major Australian telecommunications companies. Carlos has international experience having been successfully involved in eight telecommunication start up operations in eight different countries. He has also had senior finance roles at other Australian publicly listed companies.
Claudio Tropea — Non-Executive Director
Claude is a member of the Australian Institute of Chartered Accountants, tax agent and Registered Company Auditor with the Australian Securities and Investment Commission. He also serves as a director on the Board of various investment, trading and trustee companies involved in small to medium sized business in Australia.
As Managing Director of MBT Chartered Accountants Claude brings extensive experience in taxation, auditing, general financial and business planning advice and management consulting to a broad base of businesses ranging from small to medium private companies in a number of industry sectors.
SUMMARY
In summary, 2004/05 was a very successful year for T3. A stronger financial position combined with a Team that has a “can do” attitude will effectively launch new products, accelerate T3’s geographic expansion and creatively addressing any challenges that competition brings in 2005/06. We look forward to continuing the success and growth in the coming year.

Carlos Perez	Claudio Tropea
Managing Director	Director
Dated: 31 August 2005

Statements of Financial Performance
for the year ended 30 June 2005

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Notes	$’000	$’000	$’000	$’000

Voice Revenue		$8,023	$4,496	$0	$0
Service & Equipment Revenue		$3,584	$1,308	$0	$0
Other Revenue from ordinary activities	2	$1,218	$323	($0)	$0

Total Revenue from ordinary activities		$12,825	$6,128	($0)	$0

Cost of Voice Services		($4,576)	($2,679)	$0	$0
Cost of Service & Equipment		($3,182)	($1,146)	$0	$0
Other Cost of Sales		($1,892)	($754)	$0	$0
Employee expenses		($1,234)	($654)	($1,234)	($652)
Consultancy expense		($366)	($383)	($343)	($358)
Other expenses from ordinary activities		($751)	($441)	($60)	($6)
Depreciation & amortisation expense		($27)	($19)	($3)	($3)
Borrowing Costs		($7)	($18)	($7)	($18)

Profit (Loss) from ordinary activities before income tax		$789	$34	($1,646)	($1,038)
Income tax expense (benefit)	3	$237	($99)	($494)	($429)

Net Profit (Loss) from ordinary activities after income tax		$553	$133	($1,152)	($609)
Net profit attributable to outside equity interests		$0	$0	$0	$0

Net Profit (Loss) attributable to members of T3 Communication Partners Pty Ltd		$553	$133	($1,152)	($609)

Total revenues, expenses and valuation adjustments attributable to members of T3 Communication Partners		$0	$0	$0	$0

Total changes in equity other than those resulting from transactions with owners as owners		$553	$133	($1,152)	($609)

Basic Earnings Per Share ($A)		$27.63	$6.63

Statements of Financial Position
as at 30 June 2005

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Notes	$’000	$’000	$’000	$’000

Current Assets
Cash assets		$1,516	$713	$5	$26
Receivables	4	$1,642	$1,281	$39	$18
Inventories		$84	$0	$0	$0
Other	5	$13	$19	$1	$1

Total Current Assets		$3,255	$2,013	$45	$45

Non-Current Assets
Future Income Tax Benefit	6	$220	$114	$220	$114
Receivables	12	$0	$0	0	0
Property, Plant & Equipment		$26	$15	$1	$4
Investment	7	$0	$0	$0	$0

Total Non-Current Assets		$246	$130	$222	$118

Total Assets		$3,502	$2,142	$267	$163

Current Liabilities
Payables	8	$1,617	$1,110	$1	$1
Provisions	9	$259	$178	$121	$89
Current Tax Liabilities	10	$377	$54	$363	$37
Provision for T3 Reward $	11	$521	$261	$0	$0
Other Payables		$6	$7	$0	$0

Total Current Liabilities		$2,780	$1,610	$485	$127

Non-Current Liabilities
Payables	12	$0	$0	$1,535	$274
Long Term Borrowings	13	$0	$214	$0	$214
Provisions		$0	$0	$0	$0

Total Non-Current Liabilities		$0	$214	$1,535	$488

Total Liabilities		$2,780	$1,823	$2,020	$615

NET ASSETS		$722	$319	($1,753)	($451)

Equity
Parent Entity interest
Contributed equity	14	$550	$550	$550	$550
Retained Profits/ (Accum Losses)	15	$172	($363)	($2,304)	($1,151)

Total Parent entity interest in equity		$722	$187	($1,753)	($601)

Total outside equity interest		$0	$0	$0	$0

TOTAL EQUITY		$722	$187	($1,753)	($601)

Statements of Cashflow
for the year ended 30 June 2005

			Consolidated		Parent Entity
			2005	2004	2005	2004
	Notes		$’000	$’000	$’000	$’000

Cashflows from Operating Activities
Receipts from customers			$13,153	$5,549	($0)	($1)
Payments to suppliers and employees			($11,995)	($5,093)	($1,627)	($967)
Tax Paid			($15)	$0	($15)	$0
Interest received			$71	$5	$0	$0
Interest Paid			($7)	($18)	($7)	($18)

Net cash inflow (outflow) from Operating Activities	16	(a)	$1,206	$442	($1,649)	($986)

Cashflows from Investing Activities
Payment for purchase of property, plant and equipment			($38)	($10)	($0)	$0
Proceeds from sale of property, plant and equipment			$0	$6	$0	$0
Payment for Security Deposits & Bonds			($3)	($100)	$0	($0)
Refund of Security Deposits			$1	$10	$0	$0
Loans provided to other parties			$0	$0	$0	$0

Net cash outflow from Investing Activities			($39)	($94)	($0)	($0)

Cashflows from Financing Activities
Proceeds from issue of Convertible Notes			$0	$200	$0	$200
Proceeds from issue of Shares			$0	$0	$0	($0)
Intercompany Loans			$0	$0	$1,991	$773
Repayment of Borrowings			($214)	$0	($214)	$0
Increase in capitalised borrowing costs			$0	$14	$0	$14
Dividends Paid			($150)	$0	($150)	$0

Net cash outflow from Financing Activities			($364)	$214	$1,628	$987

Net increase (decrease) in cash held			$803	$562	($21)	$1
Cash at the beginning of the financial year			$713	$151	$26	$26

Cash at the end of the financial year	16	(b)	$1,516	$713	$5	$26

Notes to and forming part of the Financial StatementsAs at 30 June 2005
1. Statement of Significant Accounting Policies
The significant policies that have been adopted in the preparation of this financial report are:
a) Basis of Accounting
The financial report is a general purpose financial report which has been prepared in accordance with requirements of the Corporations Act 2001 which includes applicable Accounting Standards. The financial statements have been prepared on the basis of historical costs and on an accrual basis, and does not take into account, except where stated, changing money values or fair values of non-current assets. The accounting policies have been consistently applied by the entities included in the consolidated entity and are consistent with those of the previous financial year, except where indicated.
b) Principles of Consolidation
The consolidated financial statements incorporate the assets and liabilities of all entities controlled by T3 Communication Partners (parent entity) as at 30 June 2005 and the results of all controlled entities for the year then ended. T3 Communication Partners Pty Ltd and its controlled entities together are referred to in this financial report as the consolidated entity. The effects of all transactions between entities in the consolidated entity are eliminated in full. The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.
c) Revenue Recognition
Revenue is recognised when it is probable that future economic benefits will flow to the entity and these benefits can be measured reliably. Amounts disclosed as revenue are net of call rebates, discounts and taxes paid. Revenue is recognised for the major business activities as follows:
(i) Revenue from the sale of voice traffic is recognised in the period that the customers made the voice calls.
(ii) Revenue from Voice Service & Equipment charges is charged one month in advance and is recognised in the month it is billed to the clients.
(iii) Revenue from data services, including ADSL, Wireless, Premium DSL is charged in advance for monthly access and arrears for usage and is recognised in the month it is billed.
(iv) Revenue from rendering of a service is recognised upon the delivery of the service to customers.
(v) Revenue from annual rewards membership fee is recognised in advance at point of joining and at each subsequent anniversary date.
(vi) Interest revenue is recognised in the period the interest was earned at the rate applicable to the financial assets.
(vii) Revenue for iBurst wireless modems is recognised in the month that the modem is activated on the network.

d) Receivables
Trade accounts receivable, amounts due from related parties and other receivables represent the principal amounts due at balance date less provisions for doubtful accounts.
Collectability of trade debtors is reviewed on an ongoing basis. Debts that are known to be uncollectable are reviewed and written off twice a year.
A provision for doubtful debts is raised progressively at the current rate of 1.0% of monthly revenue to cover debts that are 90day or more overdue. The rate of provisioning is reviewed regularly to ensure sufficient cover.
e) Depreciation of Property, Plant & Equipment
Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment over its expected useful life to the consolidated entity. Estimates of remaining useful lives are made on a regular basis for all assets, with annual, reassessments for major items.
The expected useful lives are as follows:

Class of Fixed Asset	Useful Life
Plant and office equipment	3-5 yrs
Telecommunications equipment	3 yrs
Computer equipment	3 yrs
Software	12 mths
Used Equipments	12 mths
f) Employee benefits
Wages and salaries, annual leave and sick leave
Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave expected to be settled within 12 months of the reporting date are recognised in current provisions in respect of employees’ services up to the reporting date and are measured at the amounts expected to be paid when the liabilities are settled.
Long Service Leave
Liabilities for Long Service Leave have not been provided for as all employees have less than 5 years service. Entitlements will only be provided for once employees have at least 5 years of service.
g) Loans and Borrowing Costs
All loans are measured at the principal amount.
Borrowing costs are recognised as expenses in the period in which they are incurred.
Borrowing costs include:
—	interest on Convertible Notes; and

—	interest on bank overdraft, where applicable.
h) Cash
For the purposes of the Statement of Cashflows, cash includes deposits at call with financial institutions and other highly liquid investments with short periods to maturity which are readily convertible to cash on hand, net of outstanding bank overdrafts.
i) Earnings per Share

Basic earnings per share
Basic earnings per share is determined by dividing net profit after income tax attributable to members of the company, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the year.
j) Goods & Services Tax (GST)
Revenues, expenses and assets are recognised net of the amount of the GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of expense. Receivables and payables in the statement of financial position are shown inclusive of GST.
k) Trade & Other Payables
Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the consolidated entity.
l) Leases
Leases of fixed assets where substantially all risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to entities in the economic entity are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over the estimated useful lives where it is likely that the economic entity will obtain ownership of the asset over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.
Rental payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods which they are incurred.
m) Provision for T3 Reward Dollars
T3 Reward Dollars are earned when the client pays their invoices by the due date. An entry is raised to book the accrued T3 Reward Dollars only after the rewards are earned. Up until fiscal year 2004, 80% of T3 Reward Dollars earned is booked as an expense and provisioned as a liabilities. The reason for accruing only 80% of T3 Reward Dollars is because this is the estimated cost of the goods to T3 to redeem the T3 rewards dollars, ie. The average gross margin of T3 Rewards Dollar redemptions is calculated as 20%. Given that in the past 24 months the actual cost of the goods redeemed is less than 75%, the accrual provision for fiscal year 2005 has been changed to 75% of the T3 Reward Dollars earned by the customer. The impact for fiscal year 2005 is approximately $35,000 in reduced accrued costs for the T3 Reward Dollars.
n) Share Capital
Ordinary share capital is recognised at the fair value of the consideration received by the company.
Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.
o) Income Tax

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current tax rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.
For income tax purposes, the tax return is prepared using the consolidation method. Entries for income tax expense are recorded in the individual companies’ Statement of Financial Performance, however, the Future Income Tax Benefit and tax liabilities are recorded in the Parent company’s Statement of Financial Position.
The income tax expense for the year is calculated using the 30% tax rate.

Note 2: Other revenue from ordinary activities

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Telstra Other Product Revenue		$597	$192	$0	$0
Annual Reward Membership Fee		$70	$63	$0	$0
Equipment Sales & Rental		$15	$28	$0	$0
T3 Broadband		$464	$32	$0	$0
Miscellaneous Revenue		$2	$3	($0)	$0
Interest received		$71	$5	$0	$0

Total		$1,218	$323	($0)	$0

Note 3: Income Tax
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Profit from Ordinary Activities before income tax expense		$789	$34	($1,646)	($1,038)

Income Tax calculated at 30% (2003: 30%)		$237	$10	($49)	($311)
Tax Effect of Permanent Differences:
- Non-allowable items		$0	$0	$0	$0

Income Tax adjusted for Permanent Differences		$237	$10	($494)	($311)

Under/ (over) provision from prior year		0	$0	$0	$0
(Income Tax expense/ (benefit) from prior years	B	$0	($109)		($118)

Aggregate Income Tax Expense/ (Benefit)		$237	($99)	($494)	($429)

Tax Losses brought forward		$0	$0	$0	$0
Note B: Income Tax Expense/ Benefit from Prior Years
Tax Effect Accounting was implemented for the first time in 03/04 financial year resulting in the recording of prior years’ income tax benefit in the accounts.

Note 4: Receivables

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Cash Deposits & Securities		$122	$120	$18	$18
Trade Debtors		$1,639	$1,230	$0	$0
Provision for Doubtful Debts		($144)	($69)	$0	$0
Other Receivables		$25	$0	$20	$0

Total		$1,642	$1,281	$39	$18

a) Movement in provision for doubtful debts
- Balance at beginning of year		($69)	($12)	$0	$0
- Doubtful debt provided for during the year		($127)	($72)	$0	$0
- Bad Debt written off during year		$53	$15	$0	$0
- Balance at end of year		($144)	($69)	$0	$0

b) Credit term for voice clients is 14 days from date of invoice issue date (generally by the 8th of the month)

c) Credit term for Wireless clients is 7 days from date of invoice issue date (generally by the 2nd of the month)

Note 5: Other Current Assets
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Prepayments - Insurance		$2	$1	$1	$1
Prepayment - Dealer Commission		$11	$19	$0	$0

Total		$13	$19	$1	$1

Note 6: Future Income Tax Benefit
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Rewards Provision		$156	$78	$156	$78
Super accrued		$0	$4	$0	$4
Prov for Doubtful Debt		$43	$21	$43	$21
Provision for Leave		$20	$11	$20	$11
Depreciation timing 02/03		$0	$0	$0	$0
Depreciation timing 03/04		($0)	($0)	($0)	($0)
Other		$0	$0	$0	$0

Total		$220	$114	$220	$114

Note 7: Investments

	Country of	% owned
	Incorporation	2004	2003

Parent Entity:
- T3 Communication Partners Pty Ltd	Aus

Subsidiaries:
- T3 Communications Pty Ltd	Aus	100%	100%

- T3 Technology Solutions Pty Ltd	Aus	100%	100%

- T3 Rewards Pty Ltd	Aus	100%	100%

Note 8: Payables

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Trade Creditors		$1,617	$1,110	$1	$1

Total		$1,617	$1,110	$1	$1

Note 9: Provisions
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Accrual Trade Creditors		$99	$127	$3	$38
Accrual Payroll		$50	$15	$50	$15
Provision for Leave		$68	$36	$68	$36
Unearned Income - Wireless Equipment		$42	$0	$0	$0

Total		$259	$178	$121	$89

Note 10: Current Tax Liabilities

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

GST liabilities		$10	$15	($4)	($2)
PAYG withholding		$21	$10	$21	$10
Superannuation		$1	$14	$1	$14
Income Tax Provision		$343	$15	$343	$15
Other		$2	($0)	$2	$0

Total		$377	$54	$363	$37

Note 11: Provision for T3 Reward $
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Movement in provision for T3 Rewards
- Balance at beginning of year		$261	$36	$0	$0
- Accrued T3 Rewards during the year		$917	$472	$0	$0
- T3 Rewards redeemed during year		($657)	($247)	$0	$0

- Balance at end of year		$521	$261	$0	$0

Note 12: Non- Current Intercompany Loans
		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Receivables
T3 Communications Intercompany				$0	$0
T3 Technology Intercompany				$0	$0

Payables
T3 Communications Intercompany				$1,422	$249
T3 Technology Intercompany				$113	$25

Total		$0	$0	$1,535	$274

Note 13: Long Term Borrowings

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Convertible Notes	C	$0	$214	$0	$214

Total		$0	$214	$0	$214

Note	C: 20 convertible notes with $10,000 face value raised $200,000

- Interest Rate — initial rate of 12% pa calculated daily. Adjusted by the same basis points as movement in the cash rate set by the Reserve Bank.

- Interest was capitalised and added to the principal outstanding up to 15 April 2004. Thereafter, interest will be paid to note holders on a monthly basis.

- The Convertible Notes expire or 15 January 2005.

- Convertible Notes fully repaid Oct 04
Note 14: Contributed Equity

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Issued and paid up capital
Ordinary shares
At the beginning of the reporting period		$550	$550	$550	$550
Movement		$—	$—	$—	$—

At Reporting Date		$550	$550	$550	$550

Number of Shares (‘000)
Ordinary shares
At the beginning of the reporting period		20	20	20	20
Movement		—	—	—	—

At Reporting Date		20	20	20	20

Note 15: Retained Profits/ (Accumulated Losses)

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

Retained Profits/ (Accumulated Losses) at the beginning of the financial year		($231)	($363)	($1,001)	($393)
Dividends Provided For and paid		($150)	$0	($150)	$0

Net Operating Profit/ (Loss)		$553	$133	($1,152)	($609)

Retained Profits/ (Accumulated Losses) at the end of the financial year		$172	($231)	($2,304)	($1,001)

Note 16: Cash Flow Reconciliation

		Consolidated		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000

(a) Reconciliation of Cashflow from Operation
Activities after income Tax

Profit from Ordinary Activities after income tax		$553	$133	($1,152)	($609)
Non-cashflows in profit from ordinary activities
- Depreciation		$27	$19	$3	$3
- Tax expense		$0	($99)	($494)	($429)

Change in assets and liabilities
- (Incr)/ decr in Receivables		($410)	($898)	($20)	$0
- Incr/ (decr) in Prov for Doubtful Debts		$75	$72	$0	$0
- (Incr)/ decr in Inventories		($84)	$0	$0	$0
- (Incr)/ decr in Other Current Assets		($18)	($19)	($1)	($1)
- (Incr)/ decr in Future Income Tax Benefit		($106)	($114)	$0	($15)
- Incr/ (decr) in Payables		$507	$963	$0	($3)
- Incr/ (decr) in Provisions		$114	$163	$23	$89
- Incr/ (decr) in Current Tax liabilities		$334	($9)	$5	($22)
- Incr/ (decr) in Provision for T3 Reward $		$216	$225	$0	$0
- Incr/ (decr) in Other Payables		($2)	$7	$0	$0
- Incr/ (decr) in Deferred Taxes		$0	$0	$0	$0

Net Cash flow from Operating Activities		$1,206	$442	($1,636)	($986)

(b) Reconciliation of Cash Balance

Cash Balance comprises:
Cash at Bank		$512	$713	$5	$26
Cash Management Account		$1,004	$0	$0	$0

Closing bank balance		$1,516	$713	$5	$26

(c)	Overdraft Facility

An Overdraft Facility was established with Westpac in June 2005 for $300,000

T3 Communication Partners Pty Ltd
ABN: 69 099 404 654
Group Financial Statements
Quarter ended Sep-05

Statements of Financial Performance
for the Quarter ended 30 September 2005

		Consolidated	Parent Entity
		Sep 05 Qtr	Sep 05 Qtr
	Notes	$’000	$’000

Voice Revenue		$2,191	$0
Service & Equipment Revenue		$975	$0
Other Revenue from ordinary activities	1	$713	$180

Total Revenue from ordinary activities		$3,880	$180

Cost of Voice Services		($1,208)	$0
Cost of Service & Equipment		($868)	$0
Other Cost of Sales		($683)	$0
Employee expenses	2	($587)	($586)
Consultancy expense	3	($226)	($223)
Other expenses from ordinary activities		($225)	($16)
Depreciation & amortisation expense		($6)	($0)
Borrowing Costs		$0	$0

Profit (Loss) from ordinary activities before income tax		$77	($646)
Income tax expense (benefit)		$23	($194)

Net Profit (Loss) from ordinary activities after income tax		$54	($452)
Net profit attributable to outside equity interests		$0	$0

Net Profit (Loss) attributable to members of T3 Communication Partners Pty Ltd		$54	($452)

Total revenues, expenses and valuation adjustments attributable to members of T3 Communication Partners		$0	$0

Total changes in equity other than those resulting from transactions with owners as owners		$54	($452)

Notes:

1)	Includes a once off other income of $180,000

2)	Includes a special bonus payment of $225,000

3)	Includes a once off payment of $120,000 to exercise an option with Looking Glass Media

Statements of Financial Position
as at 30 September 2005

		Consolidated	Parent Entity
		Sep 05 Qtr	Sep 05 Qtr
	Notes	$’000	$’000

Current Assets
Cash assets		$1,460	$26
Receivables	1	$2,027	$365
Inventories		$95	$0
Other		$10	$0

Total Current Assets		$3,592	$391

Non-Current Assets
Future Income Tax Benefit		$250	$250
Receivables		$0	0
Property, Plant & Equipment		$29	$1
Investment		$0	$0

Total Non-Current Assets		$279	$251

Total Assets		$3,870	$642

Current Liabilities
Payables		$1,527	$5
Provisions	2	$685	$468
Current Tax Liabilities		$391	$366
Provision for T3 Reward $		$540	$0
Other Payables		$10	$0

Total Current Liabilities		$3,153	$838

Non-Current Liabilities
Payables		$0	$2,067
Long Term Borrowings		$0	$0
Provisions		$0	$0

Total Non-Current Liabilities		$0	$2,067

Total Liabilities		$3,153	$2,906

NET ASSETS		$718	($2,264)

Equity
Parent Entity interest
Contributed equity	3	$717	$717
Retained Profits/ (Accum Losses)		$1	($2,981)

Total Parent entity interest in equity		$718	($2,264)

Total outside equity interest		$0	$0

TOTAL EQUITY		$718	($2,264)

Notes:

1)	$345,000 outstanding from Evogue.

2)	Once off payments of $120,000 to Lookingglass Media and $225,000 employee bonus

3)	1 ordinary share was issued to Evoge Pty Ltd as at 30 September 2005 for $165,000

Statements of Cashflow
for the Quarter ended 30 September 2005

		Consolidated	Parent Entity
		Sep 05 Qtr	Sep 05 Qtr
	Notes	$’000	$’000

Cashflows from Operating Activities
Receipts from customers		$3,590	$180
Payments to suppliers and employees		($3,349)	($595)
Tax Paid		($90)	($90)
Interest received		$25	$0
Interest Paid		$0	$0

Net cash inflow (outflow) from Operating Activities		$176	($505)

Cashflows from Investing Activities
Payment for purchase of property, plant and equipment		($9)	$0
Proceeds from sale of property, plant and equipment		$0	$0
Payment for Security Deposits & Bonds		$0	$0
Refund of Security Deposits		$0	$0
Loans provided to other parties		$0	$0

Net cash outflow from Investing Activities		($9)	$0

Cashflows from Financing Activities
Proceeds from issue of Convertible Notes		$0	$0
Proceeds from Issue of Shares		$2	$2
Intercompany Loans		$0	$749
Repayment of Borrowings		$0	$0
Increase in capitalised borrowing costs		$0	$0
Dividends Paid		($225)	($225)

Net cash outflow from Financing Activities		($223)	$527

Net increase (decrease) in cash held		($56)	$21
Cash at the beginning of the financial year		$1,516	$5

Cash at the end of the financial year		$1,460	$26

Schedule 11 — Employees of the Company and salary packages

Salary Table for the Share Sale Agreement
Important information:

Base Salary is exclusive of superannuation of 9%
 Effective 1/10/05. Shows Staff at T3 as of 20/10/05
 Remuneration already reflected in the Business Plan provided
 Continuance of T3 Discreationary Profit Share Program is assumed
 Profit Share column is presented for indicative purposes only

			Potential Change
			and date reflected
Name Function	Start Date	Position	in Business Plan	Base Salary	Super	Allowance (pa)	Total
Carlos Perez	2-Jan-02	Managing Director		New Agreement to be signed

Frank Bradicich	1-Nov-02	Sales - GM - Consultant		New consultant Agreement has been pul in place
Hanna Taktak	28-Oct-02	Snr Sales Executive - Sydney		$70.000	$6,300	$10,400	$86,700
James Han	28-Jan-03	Snr Sales Executive - Sydney		$45,872	$4,128	$10,400	$60,400
				$1,764
Rahman, Mijanur	18-Apr-05	Telemarketer - Bus Develop Exec		$40,000	$3,600		$43,600
Shearing, Frederick	16-May-05	Telemarketer - Bus Develop Exec		$40,000	$3,600		$43,600
Westin, Ron	30-May-05	Telemarketer - Bus Develop Exec		$40,000	$3,600		$43,600

Henry Du	2-Apr-03	Head of Operations/ Finance		$104,500	$9,405		$113,905
Martin Ho	1-Mar-04	Asst Management Accountant		$45,000	$4,050		$49,050
Kate Holmes	24-Feb-03	Accounts Manager - Operations		$45,000	$4,050		$49,050
Kim Nguyen	August-05	Accounts Manager - Operations		$41,000	$3.690		$44,690
Rebecca Clarke	6-Sep-04	Accounts Manager - Operations		$54,900	$4,941		$59,841
Ben Forsyth	12-Jan-04	Accounts Manager - On Road	$55k Jan 06	$50,000	$4,500	$10,000	$64,500
Richard Lam	28-Jan-04	Operations - Provisioning		$40,005	$3,600		$43,605
Cassandra McMahon	17-Feb-03	Accounts Manager - Operations (on Leave)		$50,000	$4,500		$54,500

Mike Smith	6-Jul-04	Data Manager		$80,000	$7,200	$946	$88,148
Chris Freeman	9-Aug-04	Data Customer Support	$40K Dec 05	$35,000	$3,150		$38,150
Aaron Dixon	1-Jan-05	System Programmer	$50k Jan 06	$40,000	$3,600		$43,600

Gaynor Silsbury	16-Jun-03	Marketing Manager	$70k Mar 06	$65,000			$65,000

Vacancies in the process of being filled
Junior Management Accountant
Accounts Manager - Operations

Schedule 12 — Material Contracts
1.	Agreement between the Company and Telstra Corporation Limited;

2.	Agreement between the Company and MCI Australia Pty Ltd;

3.	Agreement between the Company and Unitel Australia Pty Ltd (RSL Com);

4.	Agreement between the Company and Powertel Limited;

5.	Agreement between the Company and AAPT Limited;

6.	Agreement between the Company and Engin Limited;

7.	Agreement between the Company and Personal Broadband Australia Pty Ltd;

8.	Agreement between the Company and SPTCom Pty Ltd (Comindico); and

9.	The Property Lease between the Company and 6/97 Pacific Highway Pty Ltd.